Exhibit 4.5

MEAD JOHNSON NUTRITION (PUERTO RICO) INC.

RETIREMENT SAVINGS PLAN

EFFECTIVE AS OF FEBRUARY 9, 2009

-i-

MEAD JOHNSON NUTRITION (PUERTO RICO) INC.

RETIREMENT SAVINGS PLAN

Purpose

The purpose of the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan is to provide a convenient way for employees of Mead Johnson Nutrition (Puerto Rico) Inc. and any of its affiliated entities in Puerto Rico that have adopted the Plan to save on a regular and long-term basis, to encourage such employees to make contributions and continue careers with such companies and to provide retirement benefits for such employees.

INTRODUCTION

By a resolution of the Board of Directors of Mead Johnson Nutrition (Puerto Rico) Inc., the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan as set forth herein was approved effective as of February 9, 2009.

Prior to the Effective Date, employees of Mead Johnson Nutrition (Puerto Rico) Inc. were employed by Bristol-Myers Squibb Puerto Rico, Inc. and participated in the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program (the “BMS PR Savings Plan”). By a resolution of Bristol-Myers Squibb Puerto Rico, Inc. effective as of February 9, 2009, and with the approval of the Board of Directors of MJN Restructuring Holdco, Inc., a portion of the BMS PR Savings Plan covering active Puerto Rico resident employees assigned to the Mead Johnson business in Puerto Rico, including employees on approved leaves of absence on the Effective Date, other than employees on long-term disability leave as of the Effective Date, was spun-off from the BMS PR Savings Plan and was transferred into the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan (the “Plan”), as set forth herein. Notwithstanding anything herein to the contrary, all benefits, rights and features of the BMS PR Savings Plan attributable thereto that are required to be protected under Section 208 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be maintained in this Plan.

The Plan is a profit sharing plan containing a cash or deferred arrangement intended to qualify under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended, (the “PR Code”) and Section 407(d)(3)(A) of ERISA and the trust forming a part thereof is intended to be exempt from taxation under PR Code Section 1165(a) and, pursuant to Section 1022(i)(1) of ERISA, under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “US Code”). The Plan is not intended to qualify under Sections 401(a) and (k) of the US Code. The Plan also contains a stock bonus plan as defined in Article 1165-1(a)(2)(iii) of the regulations issued under the PR Code. The Plan is also intended to constitute a plan described in Section 404(c) of ERISA. Any interpretation or construction of the Plan and related trust fund shall be made so as to give effect to the intentions stated in this paragraph.

ARTICLE I.

DEFINITIONS

For the purposes of the Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context:

1.1 “Additional Employer Contributions” shall mean contributions made by the Employee’s Employing Company, including Transition Contributions, pursuant to Article 5 hereof with respect to each Employee eligible for an allocation of such contributions.

1.2 “Administrative Agent” shall mean the third party administrator appointed by the Benefits Committee which has the responsibility to receive, cumulate and communicate to the Trustee investment and distribution instructions (including requests for loans for a period of not more than sixty (60) months from the Plan, but excluding loans from the Plan in excess of sixty (60) months, financial emergency and hardship withdrawals) received from Participants. With respect to any such responsibilities which are responsibilities of the Benefits Committee as the “administrator” or “named fiduciary” of the Plan under ERISA, the Administrative Agent shall be a delegate of the Benefits Committee in accordance with Section 20.6. With respect to any responsibilities assumed by the Trustee pursuant to the Trust Agreement referred to in Article 19, the Administrative Agent shall be an agent of the Trustee.

1.3 “Administrative Error” shall mean an error in operating the Plan determined by the Benefits Committee to require correction by permitting additional contributions by the Employee and/or an Employing Company, distributing contributions made to the Plan due to factual error, correcting distributions made in error or otherwise conforming the operations of the Plan to the terms of the Plan.

1.4 “Affiliated Corporation” or “Affiliate” shall mean:

(a) any corporation which is a member of a controlled group of corporations (as defined in ERISA Section 210(c) which includes the Company; and

(b) any trade or business (whether or not incorporated) which is under common control (as defined in ERISA Section 210(d)) with the Company.

In addition, the term “Affiliated Corporation” or “Affiliate” includes any other entity that the Company has designated in writing as an Affiliated Corporation for pursposes of the Plan. An entity shall be considered an Affiliated Corporation or Affiliate only with respect to the periods for which this designation is in effect or during which the relationship described in the first sentence of this Section exists.

1.5 “After-Tax Contribution” shall mean a contribution to the Plan pursuant to the election described in Section 2.1 by the Eligible Employee, which election authorizes the Eligible Employee’s Employing Company to deduct the amount of such contribution from the portion of his Annual Benefit Salary or Wages otherwise payable currently for each payroll period without reducing the amount includible in his gross income for Puerto Rico income tax purposes.

1.6 “Annual Benefit Salary or Wages” shall mean a Participant’s regular salary or wages prior to any authorized Pre-Tax Contributions and Catch-Up Contributions pursuant to Sections 2.1 and 3.3 of the Plan, or to the extent permitted under the PR Code, any authorized salary reduction amount pursuant to a plan established under Section 1022(l) of the PR Code, including cash bonuses or sales bonuses paid in cash, but excluding any special remuneration as determined by the Employing Company from its payroll records, commissions or compensation for overtime. Effective January 1, 2009, the amount of a Participant’s Annual Benefit Salary or Wages taken into account under the Plan shall not exceed $245,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the US Code.

1.7 “Basic Contribution” shall mean Pre-Tax Contributions, After-Tax Contributions, or a combination thereof, which are so designated by the Eligible Employee pursuant to Article 3.

1.8 “Beneficiary” shall mean the beneficiary designated by the Participant to receive all or part of the amount in the account balance of a Participant, Inactive Participant or Former Participant upon such person’s death in accordance with Article 18.

1.9 “Benefits Committee” shall mean the Mead Johnson Nutrition Company Benefits Committee as described in Article 20. The Mead Johnson Nutrition Company Benefits Committee shall be the “Plan Administrator” or, if applicable, a delegate of such committee appointed pursuant to Section 20.6

1.10 “Board of Directors” shall mean the Board of Directors of Mead Johnson Nutrition (Puerto Rico) Inc.

1.11 “BMS Liquidation Account” shall mean the account that is intended to hold cash dividends issued on Bristol-Myers Squibb Stock held in the Bristol-Myers Squibb Stock Fund and cash proceeds from the sale of such Bristol-Myers Squibb Stock on and after the Effective Date until reallocated by the Participants as provided in Section 8.5.

1.12 “Bristol-Myers Squibb Stock” shall mean the shares of Common Stock of Bristol-Myers Squibb Company which constitute “qualifying employer securities,” as defined in Section 407(d)(5) of ERISA, including voting common stock of Bristol-Myers Squibb Company, or preferred stock of Bristol-Myers Squibb Company that is convertible into voting common, stock of such company.

1.13 “Bristol-Myers Squibb Stock Fund” shall mean the Investment Fund that is intended to be invested primarily in shares of Bristol-Myers Squibb Stock and which initially was transferred from the BMS PR Savings Plan on the Effective Date. The Bristol-Myers Squibb Stock Fund will be closed to contributions and new investments effective as of the Effective Date.

1.14 “Catch-Up Contribution” shall mean a contribution to the Plan pursuant to the election described in Section 3.3 by the Eligible Employee, which election authorizes the Eligible Employee’s Employing Company to reduce, by the amount of the contribution, (i) the portion of his Annual Benefit Salary or Wages payable currently for each payroll period, and (ii) the amount includible in his gross income for Puerto Rico income tax purposes.

1.15 “Company” shall mean Mead Johnson Nutrition (Puerto Rico) Inc.

1.16 “Company Stock” shall mean the shares of Common Stock of MJN Restructuring Holdco, Inc. which constitute “qualifying employer securities” as defined in Section 407(d)(5) of ERISA, including voting common stock of MJN Restructuring Holdco, Inc., or preferred stock of MJN Restructuring Holdco, Inc. that is convertible into voting common stock of MJN Restructuring Holdco, Inc.

1.17 “Company Stock Fund” shall mean the Investment Fund that is intended to be invested primarily in shares of Company Stock and in which is held Company Stock on behalf of Participants. The Company Stock Fund shall also consist of cash or cash equivalents in which shall be invested cash dividends paid on Company Stock that are accumulated therein. Cash dividends shall be invested in Company Stock. The Company Stock Fund shall be established as soon as practicable after the Effective Date.

1.18 “Effective Date” shall mean February 9, 2009.

1.19 “Electronic Notification” shall mean any communication acceptable to the Administrative Agent, including communication via internet, telephone, telegraph, satellite or other wireless communication.

1.20 “Eligible Employee” shall mean, with respect to any Employee in the service of an Employing Company on the Effective Date or who enters the service of an Employing Company thereafter, an Employee who is employed by an Employing Company and has completed one Hour of Service for an Employing Company, and whose customary employment is for not less than 1,000 Hours of Service during any twelve consecutive month period; provided, however, that the term “Eligible Employee” shall not include: (1) an Employee who is a member of a collective bargaining unit for which retirement benefits have been the subject of good faith bargaining between Employee representatives and the Employing Company, unless the bargaining agreement specifically requires participation in this Plan; (2) any leased employee of an Employing Company; (3) an Employee who is not considered a bona fide resident of Puerto Rico and does not perform services primarily in Puerto Rico; (4) an Employee who is eligible to actively participate in the Mead Johnson Nutrition Company Retirement Savings Plan; (5) any individual deemed to be an Employee of the Employing Company by reason of any law unless such individual is otherwise determined to be an Eligible Employee by the Employing Company. In addition, the term “Eligible Employee” shall not include a person who performs services for an Employing Company and whom the Employing Company treats for Puerto Rico tax purposes as an independent contractor. If such person is subsequently determined to be an eligible employee of the Employing Company by the Puerto Rico Department of the Treasury or any other federal, state or local governmental agency or competent court of authority, he will become included in the term “Eligible Employee” on the date that this determination is finally adjudicated or otherwise accepted by the Employing Company as long as he meets the other requirements of this Section 1.20. Such person shall not, under any circumstances, be included in the term “Eligible Employee” for the period of time during which the Employing Company treated the person as an independent contractor for Puerto Rico tax purposes even if the determination of employee status has retroactive effect. In addition, any person who performs services for the Employing Company, regardless of whether such person is an Employee or independent contractor, shall not be included in the term “Eligible Employee” for any period of time during which he has agreed in writing that he is not entitled to participate in the Employing Company’s employee benefit plans. Notwithstanding anything to the contrary herein, a person whose customary employment with the Employer is for less than 1,000 Hours of Service shall be considered an Eligible Employee if the Employee completes a Year of Service with the Employer and satisfy the Plan’s eligibility requirements. In addition, the term “Eligible Employee” shall not include any person who would have become an Eligible Employee of an Employing Company as of the Effective Date but for long-term disability payments under a Bristol-Myers Squibb Puerto Rico, Inc. or Employing Company disability pay plan on the Effective Date.

1.21 “Employee” shall mean any individual who is employed by an Employing Company. An individual’s status as an Employee shall be determined by the Employing Company on an uniform and discriminatory basis, and such determination shall be conclusive and binding on all persons. The term “Employee” shall include any leased employee.

1.22 “Employing Company” shall mean Mead Johnson Nutrition (Puerto Rico) Inc. or any subsidiary thereof (direct or indirect) or any affiliate which the Board of Directors or the Benefits Committee may from time to time determine to bring under the Plan which shall adopt the Plan and any successor of any of them.

1.23 “Employing Company Contributions” shall mean Employing Company Matching Contributions, Additional Employer Contributions and any other employing company contributions made under the Plan.

1.24 “Employing Company Matching Contributions” shall mean contributions made by the Employee’s Employing Company pursuant to Article 5 hereof with respect to such Employee’s Basic Contributions.

1.25 “Enrollment Date” shall mean any business day on which an Employee elects to enroll in the Plan with respect to Basic Contributions or as of which an Automatic Contribution takes effect. For these purposes, a “business day” shall mean any day on which the New York Stock Exchange is open for business.

1.26 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and applicable regulations promulgated thereunder.

1.27 “Former Participant” means an individual who is no longer employed by an Employing Company or any of its Affiliates but for whom an account balance is maintained in the Trust.

1.28 “Highly Compensated Employee” means any Eligible Employee who has Annual Benefit Salary or Wages for a Plan Year that is greater than the Annual Benefit Salary or Wages for such Plan Year of two-thirds (2/3) of all other Eligible Employees, or as otherwise defined under the PR Code.

1.29 “Hour of Service” means as to an Employee, each hour for which:

(a) he is paid, or entitled to payment, for the performance of duties for an Employing Company as determined by the Employing Company;

(b) back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employing Company;

(c) he is paid, or entitled to payment, by an Employing Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

(d) a court order, agreement with the Department of Labor or other federal or local government agency or department, or similar agreement requires that service be awarded; and

(e) he is absent without pay during a leave of absence, period of layoff not to exceed six (6) months or disability leave as provided in Article 17.

For purposes of paragraph (a), Hours of Service shall be credited for the period during which the duties are performed and for purposes of paragraph (b), Hours of Service shall be credited for the period to which the award or agreement pertains. For the purposes of paragraphs (c) and (d), Hours of Service shall be credited for the period during which the absence occurs (but not to exceed six (6) months for layoff) and during such a period of absence, shall be credited as though the period of absence were a period of active employment with an Employing Company. The same Hours of Service shall not be credited under more than one of paragraphs (a), (b), (c), (d) or (e).

It shall be assumed that each Employee as to whom Employing Company records do not and are not required by law to reflect hours worked for any relevant period, worked forty-five (45) hours for each week for which he or she would be required to be credited with at least one Hour of Service under Department of Labor Regulations 2530.200b-2.

For purposes of Section 2.1 and Section 1.50, Hours of Service of a prior leased employee who provided services to an Employing Company before becoming an Employee shall include the period of continuous service as a leased employee for years in which such individual provided at least 1,000 Hours of Service as a leased employee.

(f) “Inactive Participant” shall mean an individual who remains employed by an Employing Company or an Affiliate whose Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions to the Plan have been suspended for any of the reasons provided in the Plan.

1.30 “Investment Fund” shall mean an investment option established in accordance with Section 8.1, including (but not limited to) the Company Stock Fund, the Bristol-Myers Squibb Stock Fund, the Participant Loan Fund, portfolios managed by the Trustee, the Benefits Committee (or its delegate) or an investment manager (as defined in Section 3(38) of ERISA) and investments in any mutual fund which is registered under the Investment Company Act of 1940 and any commingled trust fund (including any group trust meeting the requirements of Revenue Ruling 81-100) established for the investment of funds of profit sharing and pension plans which trust is exempt from tax under Section 501(a) of the US Code, by reason of qualifying under Section 401(a) of the US Code or to the extent permitted by law, Section 1022(i)(1) of ERISA (as such Sections may be renumbered, amended or re-enacted). For a period of eighteen (18) months following the Effective Date the Bristol-Myers Squibb Stock Fund shall remain an Investment Fund but shall not be open to contributions and new investments. The Company Stock Fund shall become an Investment Fund at the time that the Company Stock Fund is established.

1.31 “MJN Board” means the Board of Directors of MJN Restructuring Holdco, Inc.

1.32 “One Year Break in Service” means a twelve consecutive month period used to determine an Employee’s Years of Service during which period that Employee has not ompleted more than five hundred (500) Hours of Service. Solely for determining whether an Employee has a One Year Break in Service, the following additional rules shall be followed:

(a) An Employee who is absent from work by reason of pregnancy, birth of a child of the Employee, placement of a child with an Employee because of the adoption of such child, or for purposes of caring for a child of the Employee for a period beginning with the birth or placement of the child shall be credited with the number of Hours of Service the Employee would have normally been credited with during the period of absence from service.

(b) The total Hours of Service credited under Section 1.32(a) shall not exceed five hundred and one (501) hours and shall be credited (i) only to the Plan Year in which the absence from service begins if the Employee would have a One Year Break in Service in that Plan Year but for the application of Section 1.32(a), or (ii) if the Employee would not have a One Year Break in Service in the Plan Year in which the absence from service begins, in the immediately following Plan Year.

(c) The Plan shall not credit Hours of Service as provided above unless the Employee furnishes to the Benefits Committee such timely information as the Plan may reasonably require to establish that the absence from work is for the reasons described in Section 1.32(a) and the number of days of absence for such purpose.

1.33 “Participant” shall mean an Eligible Employee who (a) has elected to participate in the Plan as provided in Article 2 and whose participation in the Plan at the time of reference has not been suspended or terminated as provided in the Plan, and (b) an Eligible Employee who is entitled to receive, or has received, an allocation of an Additional Employer Contribution at the time of reference. If a Participant becomes represented by a collective bargaining agent after he has elected to participate in the Plan, his right to continue to participate shall be determined in accordance with the terms of the contract between the collective bargaining agent and the Employing Company. If the contract provides that he shall no longer continue to participate, he shall be deemed to have elected to suspend Pre-Tax Contributions and After-Tax Contributions, he shall no longer be entitled to an allocation of Additional Employer Contributions, and he shall become an Inactive Participant.

1.34 “Participant Loan Fund” shall mean an account invested in debt obligations evidencing loans to the Participant pursuant to Section 12.4.

1.35 “Plan” shall mean the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan, as described herein, which was created by the spin-off from the BMS PR Savings Plan, effective as of February 9, 2009.

1.36 “Plan Year” shall mean the calendar year.

1.37 “PR Code” shall mean the Puerto Rico Internal Revenue Code of 1994, as amended from time to time and any applicable Puerto Rico Treasury regulations promulgated thereunder. Reference to any section or subsection of the PR Code includes reference to any comparable or succeeding provision or regulation that amends, supplements, or replaces the section or subsection.

1.38 “Pre-Tax Contribution” shall mean a contribution to the Plan pursuant to the election described in Section 2.1 by the Eligible Employee, which election authorizes the Eligible Employee’s Employing Company to reduce, by the amount of the contribution, (i) the portion of his Annual Benefit Salary or Wages payable currently for each payroll period, and (ii) the amount includible in his gross income for Puerto Rico income tax purposes.

1.39 “Prior Plan” means the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program, as in effect immediately prior to the Effective Date.

1.40 “Rollover Contribution” means contributions to the Plan that meet the requirements of Section 1165(b)(2) of the PR Code and Article 7. The amount representing such contribution shall be accounted for separately for purposes of the Plan.

1.41 “QDIA” shall mean a Qualified Default Investment Alternative satisfying all requirements as set forth in Department of Labor Regulations Section 2550.404c-5(e), and any other guidance issued by the Department of Labor.

1.42 “Qualified Nonelective Contribution” shall mean a contribution made on behalf of an Eligible Employee by the Eligible Employee’s Employing Company (other than an Employing Company Contribution or Pre-Tax Contribution) pursuant to Section 5.4 of the Plan and that is 100% vested at all times and which may not be distributed from the Plan, on account of hardship or otherwise, prior to the separation from service or death of the Eligible Employee, his attainment of age 59 1/2 or becoming disabled and entitled to receive disability payments under a disability pay plan maintained by the Employing Company, the termination of the Plan without establishment of a successor plan, or the sale of the Employing Company or of substantially all the assets of a division of the Employing Company or of the Employing Company which employs the Eligible Employee, as required under Section 1165(e) of the PR Code.

1.43 “Rule of 60” shall mean the sum of a Participant’s age and Years of Service, provided such sum equals or exceeds sixty (60) and the Participant is credited with at least ten (10) Years of Service on the Effective Date.

1.44 “Rule of 70” shall mean the special requirements for early retirement as described in Section 3.2 of the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Plan.

1.45 “Transition Contribution” shall mean a contribution made on behalf of the Eligible Employee by the Eligible Employee’s Employing Company pursuant to Section 5.5 of the Plan.

1.46 “Supplementary Contribution” shall mean Pre-Tax Contributions, AfterTax Contributions, or a combination thereof, which are so designated by the Elegible Employee pursuant to Article 3.

1.47 “Trustee” shall mean the trustee(s) under the trust agreement(s) referred to in Article 19 or its designee and shall include any person holding assets in a custodial account pursuant to the trust agreement or agency and custodial agreement. The term Trustee shall include any delegate of the Trustee or Administrive Agent as may be provided in the trust agreement or agency and custodial agreement.

1.48 “US Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and applicable Treasury regulations promulgated thereunder. Reference to any section or subsection of the US Code includes reference to any comparable or succeeding provision or regulation that amends, supplements, or replaces the section or subsection.

1.49 “Valuation Date” shall mean any date specified by the Benefits Committee or, if the Benefits Committee does not so specify, shall mean:

(a) with respect to valuation of Investment Funds, as of the close of each business day;

(b) with respect to any inter-Investment Fund transfer pursuant to Sections 8.4, 8.5 or 8.6, as of the close of the first business day coincident with or immediately following the date the Participant requests such transfer;

(c) with respect to withdrawals in the case of Financial Hardship pursuant to Section 12.2, as of the close of the first business day following the date upon which such withdrawal is approved; and

(d) with respect to all other distributions and withdrawals, as of the close of the first business day coincident with or next following the date the Participant, Inactive Participant, Former Participant or Beneficiary (as applicable) requests such distribution or withdrawal, provided, however, that the Valuation Date with respect to any payments which qualify as eligible rollover distributions pursuant to Section 13.6 shall be delayed by such waiting period as may apply by law or regulation to such distributions.

For purposes of this Section 1.49, “business day” shall mean any day on which the New York Stock Exchange is open for business.

Notwithstanding the foregoing, if upon any otherwise applicable Valuation Date trading in Company Stock or Bristol-Myers Squibb Stock is suspended by the Securities and Exchange Commission or halted pursuant to the rules of the New York Stock Exchange and does not resume prior to the close of business that day, then, with respect to any valuation the Company Stock Fund, or the Bristol-Myers Squibb Stock Fund, as applicable, an inter-Investment Fund transfer, distribution or withdrawal for which a determination of the net asset value of units in the applicable stock fund and the closing price per share of the applicable stock is required, the

Valuation Date shall be delayed to the close of the next business day on which trading in the applicable stock resumes, provided however, that where such suspension or halt in trading occurs on the last Valuation Date of any month, then the Valuation Date shall not be delayed and the Administrative Agent shall determine the net asset value of units in the Company Stock Fund or the Bristol-Myers Squibb Stock Fund and a deemed closing price per share of the Company Stock or Bristol-Myers Squibb Stock, as applicable, as of that date in accordance with a uniform valuation procedure established by the Benefits Committee which shall be applied in a uniform and non-discriminatory manner to all persons similarly situated.

1.50 “Year of Service” means with respect to an Employee in the service of an Employing Company, each Plan Year during which an Employee has completed at least 1,000 Hours of Service. To the extent an Employee has less than 1,000 hours in the first and last calendar year of employment, such hours shall be aggregated and if the total equals or exceeds 1,000 hours, then the Participant shall be credited with an additional Year of Service. If the Employee has incurred a One Year Break in Service by reason of termination of service and is reemployed by an Employing Company, Years of Service shall include the Plan Year in which he is reemployed and subsequent Plan Years, provided he has completed at least 1,000 Hours of Service during each such Plan Year. If the Employee has not incurred a One Year Break in Service by reason of termination of service and is reemployed by an Employing Company, he shall continue to be credited with Years of Service as provided herein.

Except as provided below, an Employee shall not be credited with Years of Service in respect of any period prior to the date on which the Plan (or any predecessor plan as defined by regulations of the Secretary of the Treasury or his delegate) became effective with respect to the Employee’s Employing Company.

Notwithstanding anything to the contrary above, a Year of Service shall include any period during which an Employee was or is employed by (i) Bristol-Myers Squibb Puerto Rico, Inc. or an affiliate of such company and/or (ii) an Employing Company as a leased employee working in a continuous period of service in which he provided at least 1,000 Hours of Service as a leased employee.

Masculine pronouns include the feminine as well as the masculine gender.

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

2.1(a) Any Eligible Employee who was a Participant in the Prior Plan immediately prior to the Effective Date shall automatically be a Participant in the Plan on the Effective Date.

(b) Any Eligible Employee may elect to participate in the Plan, beginning on an Enrollment Date, if on such date he is on one of the Employing Company’s Puerto Rico payrolls or, if not on such payroll, he meets the requirements of Section 1.20 by authorizing Pre-Tax Contributions, After-Tax Contributions, or both, from his Annual Benefit Salary or Wages in accordance with Section 3.1, and by directing the investment of such Pre-Tax Contributions or After-Tax Contributions in accordance with Article 8 or by having Employing Company Contributions allocated to his account. Provided that an Eligible Employee’s initial Pre-Tax Contributions and After-Tax Contributions election, including Default Elective Contributions pursuant to Section 3.5, shall take effect as of such Eligible Employee’s first full pay period after his Enrollment Date, which period ends no earlier than the thirtieth (30th) day after his date of hire. Such authorization and direction shall be by Electronic Notification to the Administrative Agent. Pre-Tax Contribution and After-Tax Contributions, in the aggregate cannot exceed 16% of the portion of the Participant’s Annual Benefit Salary or Wages otherwise payable for such payroll period, subject to the exception discussed above with respect to correction of Administrative Errors.

(c) An Eligible Employee shall become a Participant in the Plan on and after the Effective Date to the extent he is eligible to receive an Additional Employer Contribution for any Plan Year in accordance with Section 5.5.

2.2 Any Employee of a subsidiary or affiliated corporation of the Company which is not an Employing Company or of a division or branch of an Employing Company or who is included in an employee classification which is not participating in the Plan, who becomes an Eligible Employee of an Employing Company may elect to participate in the Plan as provided in this Article 2, and for purposes of Section 1.20 and Article 10, his service with any subsidiary or affiliated corporation of the Company which is not an Employing Company, or with a division or branch of an Employing Company which is not participating in the Plan or in a classification of Employees ineligible to participate in the Plan, shall be taken into account in the same manner and to the same extent as if such service had been employment as an Eligible Employee with an Employing Company.

ARTICLE III.

BASIC AND SUPPLEMENTARY CONTRIBUTIONS

3.1 Subject to Article 6 hereof, an Eligible Employee may authorize a Basic Contribution from his Annual Benefit Salary or Wages from 1% to 6% (in whole percentages) of his Annual Benefit Salary or Wages. An Eligible Employee may authorize a Supplementary Contribution from his Annual Benefit Salary or Wages from 1% to 10% (in whole percentages) of his Annual Benefit Salary or Wages; provided, however, that the Employee may not authorize a Supplementary Contribution for any payroll period unless he has authorized a Basic Contribution equal to 6% of his Annual Benefit Salary or Wages for such payroll period. Notwithstanding the foregoing, to the extent necessary to correct an Administrative Error, a Participant may authorize a Basic Contribution from his Annual Benefit Salary or Wages in excess of 6% (in whole percentages) of his Annual Benefit Salary or Wages and a Supplementary Contribution from his Annual Benefit Salary or Wages in excess of 10% (in whole percentages) of his Annual Benefit Salary or Wages. Any authorization of a Basic Contribution or Supplementary Contribution in order to correct an Administrative Error shall be made in accordance with principles and procedures established by the Benefits Committee which are applicable to all persons similarly situated, setting forth the timing and manner of such authorization; provided that the Benefits Committee may determine the period during which such additional Basic or Supplementary Contributions may be made.

An Eligible Employee may authorize Basic or Supplementary Contributions in the form of Pre-Tax Contributions, After-Tax Contributions, or a combination thereof. Basic or Supplementary Contributions authorized by a Participant in order to effect a correction of an Administrative Error shall be accounted for separately in the Plan Year in which made.

If the percentage of a Participant’s Annual Benefit Salary or Wages contributed on his behalf to the Plan as Pre-Tax Contributions for any payroll period is 6% or greater, then the Participant’s After-Tax Contribution, if any, for that payroll period shall be deemed a Supplementary Contribution, unless such Pre-Tax Contributions for any payroll period equal or exceed 6% solely due to a correction of an Administrative Error. If the percentage of a Participant’s Annual Benefit Salary or Wages contributed on his behalf to the Plan as a Pre-Tax Contribution is less than 6% for any payroll period, then such Pre-Tax Contribution shall be a Basic Contribution and the Employee’s After-Tax Contribution, if any, for that payroll period shall be a Basic Contribution to the extent it does not exceed the difference between (i) 6% of the Employee’s Annual Benefit Salary or Wages for such payroll period, and (ii) the Employee’s Pre-Tax Contribution for such payroll period; any remaining After-Tax Contribution shall be a Supplementary Contribution; provided, however, that the Benefits Committee may determine that different percentage allocations between Basic and Supplementary Contributions are required in order to correct an Administrative Error to the extent a Participant elects under this Section 3.1 to make, or under Section 4.1 to reduce, his Pre-Tax Contribution and/or After-Tax Contributions below 6% of his Annual Benefit Salary or Wages, then such Contribution shall be deemed to be made first to correct any Administrative Error.

Pre-Tax Contributions and After-Tax Contributions (including any Automatic Contributions) will begin with the first payroll period following the Enrollment Date (or as soon as administratively feasible thereafter) on which the Eligible Employee begins participation in the Plan.

3.2 Pre-Tax Contributions and After-Tax Contributions shall be computed on a payroll period basis. Pre-Tax Contributions and After-Tax Contributions during each payroll period shall be remitted to the Trustee as soon as practicable after the end of such payroll period in accordance with the provisions of Section 2510.3-102 of the United States Department of Labor Regulations.

3.3 This Section 3.3 shall apply to any Participant who (i) has attained or will attain age fifty (50) before the end of the Plan Year, (ii) has made Pre-Tax Contributions for such Plan Year, and (iii) is precluded from making additional Pre-Tax Contributions on account of either (a) the elective deferal limitation imposed by Section 1165(e)(7)(A) of the PR Code (and described in Section 6.3), (b) the limit imposed on the percentage of Annual Benefit Salary or Wages that can be contributed pursuant to Section 3.1, or (c) the Plan and the deferral percentage limitations of Section 1165(e)(3) of the PR the Code (and described in Section 6.2). Each such Participant may authorize a Catch-Up Contribution from his Annual Benefit Salary or Wages in accordance with, and subject to, the limitations of Section 1165(e)(7)(C) of the PR Code (and described in Section 6.3).

3.4 Except for a Rollover Contribution pursuant to Article 7, a Participant shall be entitled to contribute to the Plan only through Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages.

3.5 Automatic Contribution Arrangement. Notwithstanding any other provision of the Plan to the contrary:

(a) Automatic Contribution. Subject to the provisions of subsection (c), and with reference to the definitions in subsection (d) below:

(i) Default Deferral Election; Default Elective Contributions. An Automatic Contribution Participant, as defined in Section 3.5(d), shall be deemed to have elected the Default Deferral Percentage, and to have authorized Default Elective Contributions in an amount equal to the Default Deferral Percentage multiplied by his Annual Benefit Salary or Wages; provided that an Automatic Contribution Participant who was a Participant in the Prior Plan and whose hire date was on or after November 1, 2008 and prior to the Effective Date, will be deemed to have elected his applicable deferral percentage under the Prior Plan in effect immediately prior to the Effective Date. Effective as of an Automatic Contribution Date, the Company shall automatically withhold on a pre-tax basis and contribute Default Elective Contributions to the Plan on behalf of an Automatic Contribution Participant. Default Elective Contributions shall constitute and be received and held by the Trustee as Pre-Tax Contributions subject to all of the Plan provisions concerning such form of contribution.

(ii) Deemed Investment Direction. In the absence of an Affirmative Investment Direction, an Automatic Contribution Participant shall be deemed to have directed that 100% of Default Elective Contributions and Employing Company Contributions made on his behalf, and earnings thereon, be invested in the Applicable QDIA.

(iii) Changes to Deemed Elections. An Automatic Contribution Participant may:

(A) make an Affirmative Deferral Election, and thereby change his Default Deferral Percentage to any other percentage, including zero, permitted under the Plan, and/or type of contributions (pre- or after-tax) made to the Plan on his behalf, at any time permitted by and in accordance with Article 4 of the Plan and the administrative procedures established for such purpose; and

(B) make an Affirmative Investment Direction and change the manner in which contributions made to the Plan on his behalf and earnings thereon are invested, at any time in accordance with the procedures established for such purpose.

(iv) Designated Beneficiary. An Automatic Contribution Participant may, at any time, designate a Beneficiary or Beneficiaries in accordance with Section 18.1 and the procedures established by the Plan Administrator for such purpose. In the absence of a designation, the default provisions of Section 18.1 shall apply.

(b) Automatic Annual Increase. An Automatic Contribution Participant, at any time after the Automatic Contribution Date, and any other Participant, at any time after making an affirmative election to have Pre-Tax Contributions and/or After-Tax Contributions made to the Plan on his behalf, may elect to have his Default Deferral Percentage or deferral percentage, respectively, automatically increase in accordance with the following:

(i) The election must specify a date as of which the automatic increase to the Default Deferral Percentage or affirmatively elected deferral percentage, as applicable, shall take effect and may specify more than one (1) such date provided there may be only one (1) automatic increase per Plan Year. Notwithstanding any date specified, automatic increases to the Default Deferral Percentage shall take effect as of the first payroll period coincident with or next following the date elected by the Automatic Contribution Participant.

(ii) Automatic increases must be in percentage terms and in increments of no less than 1% and no greater than 3% and shall be subject to all applicable limitations including, but not limited, to the 16% limit.

(iii) Notwithstanding any elected automatic increases, an Automatic Contribution Participant and any other Participant may make a subsequent election to increase, decrease or cease entirely Pre-Tax Contributions and/or to change from Pre-Tax Contributions to After-Tax Contributions (or a permitted combination) in accordance with the Plan and administrative procedures established for such purpose.

(c) Required Notice.

(i) In General. The Plan Administrator or its Administrative Agent shall provide the Automatic Contribution Notice in accordance with this subsection (c) to each Automatic Contribution Participant. Default Elective Contributions shall not be made to the Plan unless the provisions of this subsection (c) have been met prior to the commencement of such contributions. The Automatic Contribution Notice shall apprise an Automatic Contribution Participant of his or her rights and obligations under this Section 3.5, and shall include the information specified under clause (ii), below, and shall be written in a manner calculated to be understood by the average individual to whom this section applies. The Automatic Contribution Notice shall be in writing but may be provided through the use of electronic media in accordance with applicable United States Department of Labor or Treasury Regulations.

(ii) Content. The Automatic Contribution Notice shall describe: (A) the amount of Default Elective Contributions that will be made in the absence of an Affirmative Deferral Election, including when such contributions will commence; (B) the Employing Company Contributions that will be made on his behalf as a result of Default Elective Contributions and the conditions under which such contributions will be made; (C) the type and amount of compensation upon which Default Elective Contributions will be determined; (D) the right to elect not to have Default Elective Contributions made to the Plan on his behalf and/or to have a different percentage of Annual Benefit Salary or Wages contributed to the Plan and/or to have contributions made on an after-tax and/or pre-tax basis; (E) how and when cash or deferred elections under the Plan can be made and changed; (F) how Default Elective Contributions will be invested in the absence of an Affirmative Investment Direction and how and when investment directions may be given and changed; (G) withdrawal and vesting provisions applicable to Default Elective Contributions and Employing Company Contributions; and (H) information that makes it easy to obtain additional information about the Plan, including an additional copy of the Summary Plan Description, such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom such information can be obtained.

(iii) Timing of Notice. The Automatic Contribution Notice shall be provided on or shortly after an Automatic Contribution Participant’s date of hire. If for any reason the Automatic Contribution Notice cannot be provided during the first fifteen (15) days of employment, the Automatic Contribution Notice shall be given as promptly as possible and such Automatic Contribution Participant’s Automatic Contribution Date shall be deemed to be the date that is thirty (30) days from the date the Automatic Contribution Notice is provided. The Automatic Contribution Notice shall also be provided to an Automatic Contribution Participant during the thirty (30) days prior to the start of each Plan Year starting after his Automatic Contribution Date.

(d) Definitions. For the purposes of this Section 3.5, the following terms shall be defined as follows:

(i) “Affirmative Deferral Election” shall mean a properly completed request by an Automatic Contribution Participant submitted to the Administrative Agent or other designee of the Plan Administrator to withhold a percentage of Annual Benefits Salary or Wages on a pre-tax and/or after-tax basis for contribution to the Plan as Pre-Tax Contributions and/or After-Tax Contributions, respectively, including a request not to have any Pre-Tax Contributions and/or After-Tax Contributions made on his behalf.

(ii) “Affirmative Investment Direction” shall mean a properly completed request by an Automatic Contribution Participant submitted to the Administrative Agent or other designee of the Plan Administrator to invest contributions made on his behalf in accordance with such election.

(iii) “Applicable QDIA” shall mean the investment option available under the Plan designated by the Benefits Committee as the qualified default investment alternative for the Automatic Contribution Participant.

(iv) “Automatic Contribution Date” shall mean the first day of the first payroll period coincident with or next following the date that is the later of the Participant’s date of hire or the date the notice is given.

(v) “Automatic Contribution Notice” shall mean the written notice provided pursuant to and in accordance with subsection (c), above.

(vi) “Automatic Contribution Participant” shall mean an Eligible Employee (A) who (i) was a Participant in the Prior Plan and was hired after November 1, 2008 and is transferred to the Company on the Effective Date, or (ii) whose date of hire is after the Effective Date and (B) who does not make an Affirmative Deferral Election at any time prior to his Automatic Contribution Date, which for purposes of the Automatic Contribution Date the Eligible Employee will be treated as if hired by the Company on the Effective Date, but shall not include a former employee of the Company or Bristol-Myers Squibb Puerto Rico, Inc., including its subsidiaries and affiliates, who is subsequently rehired as an Eligible Employee on or after the Effective Date even if such individual had not made an Affirmative Deferral Election during his previous tenure with the Company or does not make an Affirmative Deferral Election following his rehire.

(vii) “Default Deferral Percentage” shall mean, 6% for the first Plan Year in which an Automatic Contribution Participant participates in the Plan, and, the amount determined under Section 3.5(b) for subsequent Plan Years. If the Participant makes no elections under Section 3.5(b), the Default Deferral Percentage shall remain at 6%.

(viii) “Default Elective Contributions” shall mean elective deferrals, as defined under Section 1165(e) of the PR Code, contributed to the Plan on behalf of an Automatic Contribution Participant, in an amount equal to such Automatic Contribution Participant’s Default Deferral Percentage times his Annual Benefits Salary or Wages. Default Elective Contributions shall be deemed to be Pre-Tax Contributions under the Plan and shall be Basic Contributions to the extent the Default Deferral Percentage does not exceed 6% and shall be Supplementary Contributions to the extent the Default Deferral Percentage does exceed 6%.

ARTICLE IV.

CHANGE IN CONTRIBUTIONS

4.1 Participant may change, effective as of the first day of the next payroll period (or as soon thereafter as administratively feasible), the percentage of his Annual Benefit Salary or Wages that he has authorized as his Pre-Tax Contributions, Catch-Up Contributions or After-Tax Contributions to another permissible percentage by giving Electronic Notification to the Administrative Agent. Notwithstanding anything above to the contrary, if the Participant’s Pre-Tax Contributions must be reduced in order to meet the nondiscrimination requirements of Section 1165(e) of the PR Code, then to the extent the Participant authorizes, the Participant may change the percentage of his Annual Benefit Salary or Wages authorized as his After-Tax Contributions to include such former Pre-Tax Contributions by giving Electronic Notification to the Administrative Agent.

4.2 In the event of a change in the Annual Benefit Salary or Wages of a Participant, the percentage of his Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions, if any, currently in effect shall be applied as soon as practicable with respect to such changed Annual Benefit Salary or Wages, without action by the Participant.

4.3 In the event that, pursuant to a Participant’s satisfaction of the conditions set forth in Section 13.2 of the Plan, the Benefits Committee approves a withdrawal of Pre-Tax Contributions or Catch-Up Contributions from the Plan due to financial hardship, his Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions under the Plan, and employee contributions under any other plan maintained by an Employing Company, shall be suspended for the twelve (12)-month period commencing on the date of the financial hardship withdrawal under the Plan in accordance with Article 12.

4.4 In the event that a Participant who has attained age 59 1/2 (and is not entitled to receive disability payments under a disability pay plan maintained by an Employing Company) withdraws Pre-Tax Contributions and Catch-Up Contributions from the Plan pursuant to the satisfaction of the conditions set forth in Section 12.2(c) of the Plan, his Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions under the Plan shall be suspended for the six (6)-month period commencing on the date of the withdrawal under the Plan in accordance with Article 12. The foregoing six (6) month suspension shall not apply if the Participant is also receiving disability benefits under a disability pay plan maintained by the Employing Company at the time of the withdrawal.

ARTICLE V.

EMPLOYING COMPANY CONTRIBUTIONS

5.1 Subject to the provisions of Article 5 hereof, each Employing Company shall contribute, on behalf of each of the Participants in its employ, an Employing Company Matching Contribution equal to one 100% of the Participant’s Basic Contribution (whether consisting of Pre-Tax Contributions, After-Tax Contributions, or a combination thereof) paid into the Plan for each payroll period up to a maximum of 5% of the Participant’s Annual Benefit Salary or Wages. Any Employing Company Contribution made with respect to any portion of a Participant’s Basic Contribution that is attributable to the correction of an Administrative Error shall be calculated separately.

5.2 Employing Company Matching Contributions made pursuant to Section 5.1 with respect to each Participant’s periodic Basic Contributions shall be remitted to the Trustee as soon as practicable after the end of each payroll period

5.3 Employing Company Matching Contributions will not be made with respect to Supplementary Contributions.

5.4 Qualified Nonelective Contributions may be made, where appropriate, to correct Administrative Errors and to satisfy the requirements of Section 1165(e)(3) of the PR Code. If a Qualified Nonelective Contribution is made in lieu of a Participant’s Basic Contribution to correct an Administrative Error (rather than to satisfy the requirements of Section 1165(e)(3) of the PR Code), an Employing Company Matching Contribution shall be made with respect to such Qualified Nonelective Contribution.

5.5 Each Employing Company shall contribute, on behalf of each of the Participants in its employ on the last day of the Plan Year, including any Participant who on or after the Effective Date becomes disabled and who is receiving disability under a short-term disability pay plan of an Employing Company on the last day of the Plan year, an Additional Employer Contribution equal to a percentage of the Participant’s Annual Benefit Salary or Wages for the Plan Year. The percentage of Annual Benefit Salary or Wages on which the Additional Employer Contributions shall be based shall be determined by the sum of the Participant’s age and Years of Service, as follows:

Age + Years of Service	Contribution
<40	2.0%
40-59	3.0%
60+	4.0%

In addition, for the five (5) twelve-month periods commencing with the Effective Date (the “Transition Period”), each Employing Company shall contribute a Transition Contribution equal to 2% of such Participant’s Annual Benefit Salary and Wages for each Plan Year ending within the Transition Period and in the immediately following Plan Year, on behalf of such Participant who (a) shall have met the Rule of 60 on the Effective Date, and (b)(i) is employed by such Employing Company on the last day of the respective Plan Year, or (ii) during the respective Plan Year retired (defined as terminated at or after the Participant’s early retirement date under the Mead Johnson & Company Retirement Plan, including retirement under the Rule of 70); provided, however, that the Transition Contribution shall be calculated by applying only such Participant’s Annual Benefit Salary and Wages that is earned during the applicable Plan Year, or the portion thereof, that is included in the Transition Period. Additional Employer Contributions, including any Transition Contributions, shall be made to the Participant’s account as soon as practicable after the end of each such Plan Year. Notwithstanding the foregoing, for 2009, for the purpose of the Transition Contribution only, Annual Benefit Salary and Wages shall be determined as the amount so paid to the Participant in 2009 on and after the Effective Date and for Plan Year 2014 Annual Benefit Salary and Wages shall be determined as to the amount so paid in 2014 prior to the fifth anniversary of the Effective Date.

5.6 The Employing Company Matching Contributions and Additional Employer Contributions to be made by each Employing Company on behalf of the Participants in its employ in accordance with Sections 5.1 and 5.5 shall be made out of its current or accumulated earnings or profits. If an Employing Company is prevented from making an Employing Company Matching Contribution or an Additional Employer Contribution which it would otherwise have made hereunder by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the contributions which it would otherwise have made, then so much of the Employing Company Matching Contribution or Additional Employer Contribution which such Employing Company was prevented from making shall be made for the benefit of the Participants of such Employing Company by the Company or proportionately by all Employing Companies, as the Company shall determine, to the extent and in the proportions permissible under applicable provisions of the PR Code.

ARTICLE VI.

LIMITATIONS ON CONTRIBUTIONS

6.1 Any provision of Article 3 or Article 5 to the contrary notwithstanding, the Pre-Tax Contributions (excluding Catch-Up Contributions) and After-Tax Contributions made on behalf of a Participant under this Plan for any Plan Year shall be subject to the limitations of this Article 6.

6.2 Limitation on Pre-Tax Contributions (excluding Catch-Up Contributions) - With respect to each Plan Year, Pre-Tax Contributions under the Plan for the Plan Year shall not exceed the limitations by or on behalf of Highly Compensated Employees under PR Code Section 1165(e), as provided in this section. In the event that Pre-Tax Contributions under this Plan exceed the limitation of this section for any reason, such excess Pre-Tax Contributions and any income or loss allocable thereto shall be disposed of in accordance with Section 6.4.

(a) The Pre-Tax Contributions under the Plan for a Plan Year shall satisfy the Average Actual Deferral Percentage test set forth in (1) and (2) below:

(i) The “Average Actual Deferral Percentage” for the Highly Compensated Employees shall not be more than the Average Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25, or

(ii) The excess of the Average Actual Deferral Percentage for the Highly Compensated Employees over the Average Actual Deferral Percentage for all other Eligible Employees shall not be more than two (2) percentage points and the Average Actual Deferral Percentage for the Highly Compensated Employees shall not be more than the Average Actual Deferral Percentage of all other Eligible Employees multiplied by 2.0.

(b) For purposes of this Section 6.2, the following terms shall be defined as follows:

(i) “Actual Deferral Percentage” means the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of Pre-Tax Contributions and/or Qualified Nonelective Contributions, if any, made on behalf of a Participant for the Plan Year to the Participant’s Annual Benefit Salary or Wages for the Plan Year. For purposes of computing actual deferral percentages, an Eligible Employee who would be a Participant but for the failure to make Pre-Tax Contributions or receive Qualified Non-Elective Contributions shall be treated as a Participant on whose behalf zero (0) Pre-Tax Contributions and/or Qualified Non-Elective Contributions are made. As permitted under the PR Code, Employer Matching Contributions to Participants who are not Highly Compensated Employees shall be considered as Pre-Tax Contributions for purposes of calculating the Actual Deferral Percentage of such Participants.

(ii) “Average Actual Deferral Percentage” means for a group of Participants for any Plan Year, the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of all Participants in the group.

(c) For the purposes of this Section 6.2, if two or more plans described in PR Code Section 1165(a) are considered one plan for the purposes of PR Code Sections 1165(a)(3) and 1165(a)(4), the Average Actual Deferral Percentages shall be calculated as if all pre-tax contributions were made under one plan.

(d) The determination and treatment of the Average Actual Deferral Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury.

(e) The Benefits Committee may, at any time during the Plan Year, restrict the amount of Pre-Tax Contributions allowed by Highly Compensated Employees if it determines that such restriction is necessary in order to assure the Plan’s compliance with the limitations of PR Code Section 1165(e).

(f) The Benefits Committee shall keep or shall cause to have kept such records as are necessary to demostrate that the Plan satisfies the requirements of PR Code Section 1165(a)(3) and the regulations thereunder, in accordance with regulations prescribed by the Puerto Rico Secretary of the Treasury.

6.3 Dollar Limitation on Pre-Tax Contributions.

(a) The amount of Pre-Tax Contributions (excluding Catch-Up Contributions) for a Participant for his taxable year shall be limited to the maximum amount permitted to be deferred for that year under Section 1165(e)(7)(A) of the PR Code (the “maximum deferral amount”). The dollar limitation contained in Code Section 1165(6)(7)(A) shall be (1) $9,000 for the Plan Year beginning January 1, 2009 and 2010; (2) $10,000 for the Plan Years beginning January 1, 2011 and 2012; and (3) $12,000 for Plan Years beginning on and after January 1, 2013, or as otherwise provided under the PR Code. Any Pre-Tax Contributions that would be considered to be excess deferrals (within the meaning of Section 1165(e)(7)(A) of the PR Code) shall be distributed to the Participant in accordance with the rules of subsection (b) hereof.

Notwithstanding any provision to the contrary, Catch-Up Contributions shall not be taken into account for purposes of the contribution limitation set forth in Section 2.1 of the Plan or the maximum deferral amount set forth in the preceding paragraph. Catch-Up Contributions of the Participant for a taxable year may not exceed the dollar limit on Catch-Up Contributions under PR Code Section 1165(e)(7)(C) for the each Plan Year. The dollar limit for the calendar year beginning in 2009 is $1,000 or as otherwise provided under the PR Code. Catch-Up Contributions are not counted in the actual deferral percentages set forth in Section 6.2 of the Plan.

(b) To the extent the Participant has made Pre-Tax Contributions to the Plan in excess of the amount set forth in subsection (a) (an “Excess Deferral”), such Excess Deferrals shall be distributed to him no later than the 15th day of April following the end of the taxable year during which such Pre-Tax Contributions are made. If, for a taxable year, a Participant makes Pre-Tax Contributions to this Plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Benefits Committee in writing of the amount of the Excess Deferrals allocated to this Plan. To the extent administratively feasible, such Excess Deferrals shall then be distributed (including income thereon) to the Participant no later than the following April 15th.

6.4 Provision for Distribution of Excess Pre-Tax Contributions on Behalf of Highly Compensated Employees.

(a) The Benefits Committee shall determine, as soon as is reasonably possible following the close of each Plan Year, the extent (if any) to which Pre-Tax Contributions by or on behalf of Highly Compensated Employees may cause the Plan to exceed the limitations of Section 6.2 (a) for such Plan Year. If, pursuant to the determination by the Benefits Committee, and as required by the leveling method described in paragraph (b) below, such contributions may cause the Plan to exceed such limitations, then the Benefits Committee shall return to the Highly Compensated Employees any excess Pre-Tax Contributions, together with any income or loss allocable to such amount. If administratively feasible, any amounts distributed shall be returned withing two and one-half (2-1/2) months following the close of the Plan Year for which such excess Pre-Tax Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Pre-Tax Contributions were made. Earnings and any allocable losses shall be calculated in a manner permissible under Section 1165-8 of the PR Code regulations.

(b) For purposes of satisfying the Average Actual Deferral Percentage test, the amount of any excess Pre-Tax Contributions for a Plan Year under Section 6.2(a) shall be determinated by application of a leveling method under which the Actual Deferral Percentage of the Highly Compensated Employee who has the highest such percentage for such Plan Year is reduced to the extent required (i) to enable the Plan to satisfy the Average Actual Deferral Percentage test, or (ii) cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies the Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of the excess Pre-Tax Contributions shall be equal to the total Pre-Tax Contributions made on behalf of such Highly Compensated Employee (determined prior to the application of the foregoing provisions of this paragraph (b)) minus the amount determined by multiplying the Highly Compensated Employee’s Actual Deferral Percentage (determined after the application of the foregoing provisions of this paragraph (b) by his Annual Benefit Salary or Wages.

(c) The Benefits Committee shall not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any excess Pre-Tax Contributions by or on behalf of a Highly Compensated Employee and the income or loss allocable therein.

(d) Notwithstanding the provisions of this Section 6.4(a), (b) and (c), Excess Pre-Tax Contributions may be deemed recharacterization as After-Tax Contributions. Any such recharacterization shall be made in accordance with the provisions of Section 1165-8(f)(3) of the PR Code regulations.

6.5 Limitation on After-Tax Contributions. With respect to each Plan Year, After-Tax Contributions under the Plan for the Plan Year shall not exceed 10% of the Participant’s aggregate Annual Benefit Salary or Wages during the taxable years in which he is a Participant or such other limitation established under the PR Code, to the extent such After-Tax Contributions are Supplementary Contributions.

ARTICLE VII.

ROLLOVER CONTRIBUTIONS

7.1 An Eligible Employee (whether or not otherwise a Participant) may make a Rollover Contribution to the Plan at any time consisting of any amounts that are (i) transferred directly from another plan that qualifies under PR Code Section 1165(a) and which are not subject to the minimum funding standards of ERISA 302, or (ii) transferred by the Eligible Employee after his receipt of such amount from another plan that qualifies under PR Code Section 1165(a) within sixty (60) days from its receipts, to the extent such transfer rollover complies with the applicable requirements of the PR Code.

7.2 Any Rollover Contribution shall be held in a separate account, shall be invested in accordance with the direction of the Participant pursuant to Article 8, shall be distributed in the same manner and at the same time as described in Articles 11 and 13 with respect to a distribution to such Employee of benefits under the Plan, and shall be subject to the provisions of Article 23, to the extent applicable.

ARTICLE VIII.

INVESTMENT CHOICES OF PARTICIPANT

8.1 The Benefits Committee shall establish the Company Stock Fund, the Bristol-Myers Squibb Stock Fund, as required by the Plan, and such other Investment Funds as it shall determine to be necessary or appropriate for the purpose of providing Participants with options with respect to the investment of their Plan accounts and may, from time to time, (i) establish additional Investment Funds, (ii) liquidate (or provide that no new investments be made in) or change the permissible investments of existing Investment Funds, or (iii) open an Investment Fund which had previously been closed to new investments by Participants pursuant to clause (ii) above. There shall also be established a Participant Loan Fund from which all loan proceeds shall be disbursed and to which the outstanding balance of, and accrued interest on, any outstanding loan shall be credited. The Company Stock Fund shall be maintained as an Investment Fund at all times during which the stock bonus portion of the Plan is intended to constitute a portion of the Plan. For a period of eighteen (18) months after the Effective Date, the Bristol-Myers Squibb Stock Fund shall also be maintained as an Investment Fund. As provided in Section 8.9, the Bristol-Myers Squibb Stock Fund shall commence being liquidated at the expiration of such 18-month period, after which time the Bristol-Myers Squibb Stock Fund shall no longer be an authorized Investment Fund.

8.2 Except as provided in Section 8.3, each Participant shall make separate investment elections with respect to (i) Pre-Tax Contributions, (ii) Catch-Up Contributions, (iii) Rollover Contributions, (iv) After-Tax Contributions, (v) Employing Company Matching Contributions, and (vi) Additional Employer Contributions. Such Participant shall direct, at the time he elects to participate in the Plan, that the Pre-Tax Contributions, Catch-Up Contributions, Rollover Contributions, After-Tax Contributions, Employing Company Matching Contributions

and Additional Employer Contributions made on his behalf to the Plan each be invested, in 1% increments, in any one or a combination of the Investment Funds, provided, however, that no portion of such Contributions may be invested in the Bristol-Myers Squibb Stock Fund on or after the Effective Date. If a Participant fails to make separate investment elections with respect to Employing Company Matching Contributions, Additional Employer Contributions and/or any amount held in the BMS Liquidation Account, or chooses not to make separate investment elections with respect to Employing Company Matching Contributions, Additional Employer Contributions and/or any amount held in the BMS Liquidation Account, such Employing Company Matching Contributions, Additional Employer Contributions and/or any amount held in the BMS Liquidation Account, made to the Plan on behalf of such Participant shall be invested in the QDIA determined on the basis of a Participant’s date of birth, or such other Investment Fund as the Benefits Committee may designate, provided the Investment Fund is a QDIA as determined by the Benefits Committee, until changed pursuant to Section 8.4.

8.3 Except as otherwise provided in Section 1.13 and elsewhere in this Section 8.3, dividends and other distributions received by the Trustee with respect to Bristol-Myers Squibb Stock shall be held in the BMS Liquidation Account and invested in accordance with Section 8.2 until the Participant reallocates such amounts to another Investment Fund in accordance with Section 8.5. Dividends and other distributions received by the Trustee with respect to the Company Stock shall be invested in the Company Stock Fund. Dividends, interest and other distributions received by the Trustee with respect to any Investment Fund shall be invested in the same fund in which the investment yielding such dividend, interest or other distribution is held.

8.4 Any investment direction given by a Participant shall continue in effect until changed by the Participant. A Participant may change his investment direction as to future Pre-Tax Contributions, future Catch-Up Contributions, future After-Tax Contributions or future Employing Company Matching Contributions or Additional Employer Contributions, as of the first day of the next payroll period (or as soon thereafter as administratively feasible) by giving Electronic Notification to the Administrative Agent, provided however, that no contributions or new investments may be directed to be invested in the Bristol- Myers Squibb Stock Fund on or after the Effective Date.

8.5 As of any Valuation Date, a Participant may direct that the amount in his account that is invested in any Investment Fund be liquidated in 1% increments and invested in one or more of the Investment Funds in the manner the Participant shall designate in such direction, provided that no new investments may be directed into the Bristol-Myers Squibb Stock Fund on or after the Effective Date. Notwithstanding any other provision to this Plan, inter-Investment Fund transfers are subject to the imposition of any restrictions, rejections or limitations as set forth in the prospectus of each Investment Fund. A Participant’s direction may accordingly be restricted, rejected or otherwise limited pursuant to underlying rules governing the Investment Fund. The provisions of this Section 8.5 shall also apply to a Participant, Former Participant, Inactive Participant or Beneficiary, whose account shall not have been distributed as provided in Section 13.2 or 13.3(a) and, with respect to the undistributed portion of his account, to a Former Participant or Beneficiary who has elected distribution of his account in installments as provided in Section 13.1(b) or Section 13.2 and any direction under this Section 8.5 shall be given by the Former Participant or Beneficiary by giving Electronic Notification to the Administrative Agent.

8.6 Except as provided in this Article 8, any funds transferred by a Participant to the Plan pursuant to Section 22.3 shall initially be invested, in 1% increments, in such Investment Fund or Funds as the Participant shall direct.

8.7 If a Qualified Nonelective Contribution is made on behalf of a Participant to correct an Administrative Error such amount shall be invested in the QDIA determined on the basis of a Participant’s date of birth or such other Investment Fund determined by the Benefits Committee, until the Participant directs otherwise. If a Qualified Nonelective Contribution is made in order to satisfy the requirements of Section 1165(e)(3) of the PR Code such amount shall be invested in accordance with the Participant’s current investment elections. Any Employing Company Matching Contribution attributable to a Qualified Nonelective Contribution shall be invested in accordance with the Participant’s current investment election with regard to Employing Company Matching Contributions. If a Participant fails to make an election, such contribution shall be invested in accordance with the rules set forth in Section 8.2.

8.8 In the event that the Plan receives a recovery from a claim filed by the Trustee for the benefit of the Plan and/or certain Participants and beneficiaries, the Benefits Committee shall, in its discretion, determine the accounts and the Investment Funds to be credited. To the extent possible, the Benefits Committee shall credit the accounts of Participants and beneficiaries on whose behalf the claim was made, but if such Participants and beneficiaries cannot be clearly identified or it is administratively unfeasible to so determine them, the Benefits Committee may, in its sole discretion, determine to benefit a class of Participants and beneficiaries which it deems represents such participants and beneficiaries. Where the recovery is related to an Investment Fund, the Benefits Committee may determine that such recovery shall be deposited in such Investment Fund (or the Investment Fund which most closely resembles such Investment Fund) for the benefit of the Participants and beneficiaries currently investing in such Investment Fund.

8.9 Freeze and Liquidation of Bristol-Myers Squibb Stock Fund.

(a) The Bristol-Myers Squibb Stock Fund shall be closed to new investments and allocations as of the Effective Date. On and after such date, all proceeds from the sale of Bristol-Myers Squibb Stock held in the Bristol-Myers Squibb Stock Fund shall be allocated to the BMS Liquidation Account and invested in accordance with Section 8.2 until the Participant reallocates such amounts to another Investment Fund in accordance with Section 8.5.

(b) At the expiration of a period of eighteen (18) months after the Effective Date, any shares of Bristol-Myers Squibb Stock remaining in the Bristol-Myers Squibb Stock Fund shall be sold on the open market by an independent broker. The proceeds of such sales shall be allocated to the BMS Liquidation Account and invested in accordance with Section 8.2 until the Participant reallocates such amounts in accordance with Section 8.5. After the Bristol-Myers Squibb Stock Fund has been liquidated, the Bristol-Myers Squibb Stock Fund shall no longer be an authorized Investment Fund.

ARTICLE IX.

MAINTENANCE AND VALUATION OF PARTICIPANTS’ ACCOUNTS

9.1 Maintenance of Separate Accounts. There shall be established for each Participant separate accounts which shall reflect separately (i) Pre-Tax Contributions, (ii) Catch-Up Contributions, (iii) After-Tax Contributions (iv) Rollover Contributions, (v) Employing Company Matching Contributions, (vi) Additional Employer Contributions, (vii) Qualified Nonelective Contributions, (viii) amounts held in the BMS Liquidation Account, and the investment on each of the foregoing, and shall reflect any transfers to or transfers, withdrawals or distributions from such account.1 Each Participant shall be furnished a statement of his account quarterly and upon any loan, distribution, withdrawal or inter-Investment Fund Transfer.

9.2 Valuation of Accounts. The value of each Participant’s accounts in the Bristol-Myers Squibb Stock Fund is maintained as units of participation valued, initially under the Prior Plan on October 1, 1994, at $10.00 per unit. The valuation of each Participant’s account in the Company Stock Fund shall also be maintained in units of participation, the value of each such unit shall be set by the Benefits Committee at the time the Company Stock Fund is established. Such units shall represent a proportionate interest in the assets of such Investment Fund. In the case of Investment Funds which consist of an interest in a commingled trust, the value of each Participant’s account shall be represented by units of participation in such commingled trust at the net asset value of such unit.

[1]

Accounts created under the Prior Plan to reflect these separate accounts shall be established and maintained on and after the Effective Date. After-Tax Contributions Accounts under the Prior Plan were consolidated into a single account under the Plan.

With respect to the Investment Funds which are valued in units as of each Valuation Date, the Administrative Agent (or, in the case of a commingled trust, the trustee thereof) shall determine the net asset value of each such Investment Fund and adjust the value of units thereof appropriately. Contributions and inter-Investment Fund transfers shall be converted into units based upon the net asset value of a unit of each such Investment Fund on the Valuation Date applicable thereto, and the number of units in the affected Investment Funds shall be adjusted accordingly. The value of a Participant’s account under the Plan invested in such Investment Funds shall be determined by multiplying the number of units in each Investment Fund held on his behalf by the net asset value of such Investment Fund as of the relevant Valuation Date.

The value of each Participant’s account in an Investment Fund which consists solely of a single mutual fund registered under the Investment Company Act of 1940 shall be accounted for in shares of such mutual fund. Contributions and inter-Investment Fund transfers shall be converted into shares based on the fair market value of a share of each such Investment Fund on the Valuation Date applicable, and the number of shares in the affected Investment Funds shall be adjusted accordingly. The value of a Participant’s account under the Plan invested in such Investment Funds shall be determined by multiplying the number of shares in each such Investment Fund held on his behalf by the fair market value of a share as of the relevant Valuation Date.

ARTICLE X.

VESTING

10.1 Amounts attributable to Pre-Tax Contributions, Catch-Up Contributions or After-Tax Contributions from a Participant’s Annual Benefit Salary or Wages, to Qualified Nonelective Contributions, to Rollover Contributions made by a Participant pursuant to Article 7, to Employing Company Matching Contributions, and to Additional Employer Contributions shall be fully vested in him at all times. Amounts attributable to Pre-Tax Contributions, After-Tax Contributions, Employing Company Matching Contributions made to the Prior Plan shall be fully vested as of the Effective Date.

ARTICLE XI.

METHOD OF PAYMENT UPON DISTRIBUTION OR WITHDRAWAL

11.1 Method of Payment. Upon any distribution or withdrawal from a Participant’s account, payment shall be made in the following manner:

(a) With respect to amounts invested in the Company Stock Fund and the Bristol-Myers Squibb Stock Fund, payment shall be made in cash; except that a Participant may elect, upon termination of employment or retirement or in a withdrawal described in Article 12 hereof, to receive Company Stock or Bristol-Myers Squibb Stock in lieu of cash in an amount equal to the portion of his account balance which is invested in the Company Stock Fund or the Bristol-Myers Squibb Stock Fund, if applicable. If a Participant elects a distribution or withdrawal of Company Stock or Bristol-Myers Squibb Stock, in the case of any fractional share of such stock, payment shall be in cash on the basis of the closing price per share of the applicable stock on the New York Stock Exchange on the Valuation Date as of which distribution or withdrawal is to be made. For the purposes of distribution and withdrawal, there shall be deemed to be in a Participant’s account on the Valuation Date as of which distribution or withdrawal is to be made a number of shares of Company Stock or Bristol-Myers Squibb Stock determined by dividing the total value of the amount invested in such stock in such Participant’s account on such Valuation Date by the closing price per share of such stock on the New York Stock Exchange on such Valuation Date.

(b) With respect to amounts invested in the Participant Loan Fund, such amounts shall be reduced by the amount of the loan then outstanding and with respect to any remaining amount, payment shall be in cash.

(c) With respect to amounts invested in Investment Funds other than the Company Stock Fund, Bristol-Myers Squibb Stock Fund or the Participant Loan Fund, payment shall be in cash. Distributions shall be made as soon as practicable after such Valuation Date, provided the Participant has completed and submitted all forms and consents as required by the Benefits Committee and its delegates and agents.

ARTICLE XII.

WITHDRAWALS AND LOANS FROM ACCOUNT

12.1 Withdrawal of After-Tax Contributions, Employing Company Matching Contributions, and Rollover Contributions. Subject to the provisions of this Article 12 and to the first sentence of Section 12.1(a), a Participant (which term for purposes of this Article 12 shall include an Inactive Participant) who remains in employment may make withdrawals from his account of Employing Company Matching Contribution, and earnings and appreciation thereon, no more than a total of one (1) time in any one Plan Year (other than a withdrawal made pursuant to Section 12.4), and withdrawals from his account of After-Tax Contributions and Rollover Contributions, and earnings and appreciation thereon, no more than a total of four (4) times in any one Plan Year (other than a withdrawal made pursuant to Section 12.4). Withdrawals shall be for not less than $300.00 except that the entire value of a Participant’s After-Tax Contributions may be withdrawn. Any withdrawal by a Participant shall be counted as a withdrawal under the preceding sentence unless such withdrawal is made pursuant to Sections 12.2 or 12.4 of the Plan. Withdrawals pursuant to this Section 12.1 shall be made in the following order of priority:

(a) FIRST, from After-Tax Contributions which are made to the Plan and to the Prior Plan and the earnings and appreciation on such After-Tax Contributions - an amount of cash (or, to the extent permitted under Section 11.1(a), Company Stock or Bristol-Myers Squibb Stock) specified by the Participant, which amount shall not exceed the total of (i) the lesser of (x) the amount of all After-Tax Contributions from his Annual Benefit, Salary or Wages (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals which have been made with respect to such After-Tax Contributions, or (y) the amount in his account attributable to such After-Tax Contributions and (ii) the amount in his account attributable to the earnings and appreciation on such After-Tax Contributions.

(b) SECOND, from Rollover Contributions to the Plan and the Prior Plan plus earnings and appreciation thereon - an amount of cash (or, to the extent permitted under Section 11.1(a), Company Stock or Bristol-Myers Squibb Stock) specified by the Participant so long as he has withdrawn or requested withdrawal of the entire amount available to him under paragraphs (a) of this Section 12.1, which shall not exceed the amount in his account attributable to Rollover Contributions plus earnings and appreciation thereon.

(c) THIRD, from Employing Company Matching Contributions to the Plan and to the Prior Plan plus earnings and appreciation thereon - an amount of cash (or, to the extent permitted under Section 11.1(a), Company Stock or Bristol-Myers Squibb Stock) specified by the Participant so long as he has withdrawn or requested withdrawal of the entire amount available to him under paragraphs (a) and (b) of this Section 12.1, which shall not exceed the amount in his account attributable to Employing Company Matching Contributions plus earnings and appreciation thereon. A Participant may not make a withdrawal under this subsection (e) unless (i) he is 100% vested in the total amount in his account, and (ii) he has not made a withdrawal under this Section or any predecessor provision during the calendar year. No Employing Company Contributions will be made for six (6) months following a withdrawal under this Section 12.1(c) unless the Participant has demonstrated a Financial Hardship (as provided in Section 12.2).

(d) Qualified Nonelective Contributions plus earnings and appreciation thereon may not be withdrawn at any time on account of Financial Hardship (as defined in Section 12.2).

(e) Additional Employer Contributions, plus earnings and appreciation thereon may not be withdrawn at any time.

12.2 Withdrawals of Pre-Tax Contributions.

(a) A Participant may, upon proof of Financial Hardship satisfactory to the Benefits Committee, elect to withdraw such portion of his account that is attributable to his Pre-Tax Contributions and Catch-Up Contributions (excluding earnings and appreciation attributable thereto after December 31, 1988) as is needed on account of such Financial Hardship provided he (1) has withdrawn to the maximum extent possible (i) all amounts enumerated in Section 12.1 (a)-(d) hereof, (2) has taken a nontaxable loan from the Plan to the maximum extent possible, and (3) has not attained age 59 1/2 and is not disabled and entitled to receive disability payments under a disability pay plan maintained by his Employing Company. Withdrawals under this Article 12 shall be permitted, according to the specific rules adopted by the Benefits Committee which shall be uniformly applied and consistently followed. The term “Financial Hardship” means an immediate and heavy financial need of the Participant resulting from: (1) the purchase of a primary residence; (2) tuition expenses for the next semester or quarter for post-secondary education for the Participant or his dependents; (3) payments to prevent eviction or foreclosure on the Participant’s primary residence; (4) medical expenses not covered by insurance for the Participant or his dependents; (5) burial or funeral expenses of an immediate family member, or (6) any other hardship consistent with regulations or other guidelines issued by the Puerto Rico Secretary of the Treasury.

A Financial Hardship withdrawal hereunder is limited to the amount of actual financial need that is unavailable to the Participant from the Participant’s other sources. The Benefits Committee may require the Participant to furnish a financial statement disclosing the amount of liquid assets otherwise available to him. The determination with respect to the Financial Hardship shall be made by the Benefits Committee, shall be made on a non-discriminatory basis, and applied uniformly to all Participants under similar circumstances.

The Benefits Committee will make a determination that a withdrawal is necessary to meet a Financial Hardship of a Participant provided that the Participant satisfies one of the following:

(1) The Participant certifies that the Financial Hardship will place him and his immediate family in heavy financial need and that the need cannot be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by reasonable liquidation of his assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

(iii) by cessation of his Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions to the Plan, or

(iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

(2) The Participant satisfies the following conditions:

(i) the Participant has obtained all other available distributions and nontaxable loans available under this Plan or any other plan maintained by an Employing Company,

(ii) for the twelve month period following the Financial Hardship withdrawal all Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions under this Plan and any elective deferrals and employee contributions under any other plan maintained by an Employing Company shall be suspended, and

(iii) the maximum Pre-Tax Contribution and Catch-Up Contribution for the Plan Year following the Plan Year in which the Financial Hardship withdrawal occurs is reduced by the amount of a Participant’s Pre-Tax Contributions and Catch-Up Contributions made in the Plan Year in which the Financial Hardship withdrawal occurred.

(b) The Benefits Committee may, in its discretion, designate persons other than members of the Benefits Committee to carry out such responsibilities of the Benefits Committee pursuant to this subsection (a) as it may see fit, including the determination that a Participant has incurred a Financial Hardship and that a withdrawal of the Participant’s Pre-Tax Contributions and Catch-Up Contributions is necessary to meet the Financial Hardship.

(c) A Participant who has attained age 59 1/2, or who is disabled and entitled to receive disability payments under a disability pay plan maintained by his Employing Company, may withdraw, in whole or in part, his Pre-Tax Contributions, Catch-Up Contributions and earnings and appreciation thereon (provided he has withdrawn to the maximum extent possible all amounts enumerated in Section 12.1(a)-(d) hereof) in an amount of cash specified by the Participant which shall not exceed the total of (i) the lesser (x) of the amount of all Pre-Tax Contributions and Catch-Up Contributions from his Annual Benefit Salary or Wages (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals which have been made with respect to such Pre-Tax Contributions and Catch-Up Contributions, or (y) the amount in his account attributable to such Pre-Tax Contributions and Catch-Up Contributions and (ii) the amount in his account attributable to the earnings and appreciation on Pre-Tax Contributions and Catch-Up Contributions. A Participant who has attained age 59 1/2 and is not entitled to receive disability payments under a disability pay plan maintained by an Employing Company may make a withdrawal under this subsection (c) only if (i) he has not made a withdrawal under this Section or any predecessor provision during the calendar year and (ii) all Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions under this Plan shall be suspended for six (6) months following a withdrawal under this subsection (c), unless the Participant has demonstrated a Financial Hardship (as provided in subsection (a)). The foregoing six (6) months suspension shall not apply if such participant is also entitled to receive disability benefits under a disability pay plan of the Employing Company.

12.3 Manner of Making Withdrawal. A Participant may make withdrawals from his account pursuant to Section 12.1 by giving Electronic Notification to the Administrative Agent. A Participant may make withdrawals from his account pursuant to Section 12.2, effective as of the Valuation Date following approval by the Benefits Committee or its designee of such withdrawal, by giving at least thirty days (or such lesser number of days as the Benefits Committee may specify) prior written notice to his Employing Company on a form provided by it for such purpose. Payment to a Participant pursuant to a withdrawal election shall be made in cash (except as provided in Section 11.1(a)) as soon as practicable thereafter and shall be made pro rata from the Investment Funds, including the Company Stock Fund and the Bristol-Myers Squibb Stock Fund, in which the Participant’s account is invested.

12.4 Loans to Participants. Upon Electronic Notification to the Administrative Agent a Participant who is an Employee may request a loan from the Participant Loan Fund.

As soon as practicable after receipt of a loan request containing all required information (subject to, in the case of loans for a period in excess of sixty (60) months, the completion of such documentation as the Benefits Committee may require and approval by the Benefits Committee) such loan shall be granted, subject to the following terms and conditions:

(a) The minimum amount of any loan hereunder shall be $1,000. The maximum amount of any loan hereunder (when added to the outstanding balance or all other loans from the Plan) shall be the lesser of (i) 50% of the Participant’s entire vested interest under the Plan, determined as of the Valuation Date coinciding with or next preceding the date of the loan request, and (ii) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Participant during the one-year period ending on the day before the loan was made, over (B) the outstanding balance of loans from the Plan on the date of the loan.

(b) The interest rate charged on a loan made pursuant to this Section 12.4 for any calendar month shall be a rate fixed by the Benefits Committee at the time the loan is made in accordance with its loan administrative procedures. The Participant shall have the opportunity to modify the repayment period once during the life of the loan. The interest rate charged on a modified repayment period shall be the interest rate in effect at the time of the modification. In no instance shall the rate of interest exceed that permitted by law.

(c) The principal amount of each loan must be repaid within a period permissible under the Benefits Committee’s loan administrative procedures through equal periodic payments of principal (not less frequently than quarterly), together with interest on the unpaid principal amount at the rate determined in accordance with paragraph (b) above. With the exception of a loan used to purchase a principal residence for a Participant, the repayment period shall not exceed sixty (60) months.

A Participant who has made repayments with respect to an outstanding loan from the Plan for a period of at least twelve (12) calendar months may prepay the entire outstanding balance of such loan at any time (but may not make a partial prepayment).

(d) Each loan to a Participant shall be secured by 50% of his entire vested interest under the Plan.

(e) No distribution shall be made to any Participant or Inactive Participant, Former Participant or to a Beneficiary unless and until all unpaid loans, including accrued interest thereon, have been liquidated. If the loan is not repaid prior to distribution of the Participant’s account, the amount of such distribution shall be reduced by the portion of the Participant’s vested account balance used as a security interest held by the Plan by reason of the outstanding loan, which amount shall be used as a repayment of the loan.

(f) Upon repayment by a Participant of the principal and interest of any loan, whether in whole or in part, amounts credited to the Participant Loan Fund shall to the extent of such repayment be reduced, and the cash received shall be reinvested in accordance with the then current investment directions of the Participant applicable to the contributions which were the source of loan.

The source of each loan to a Participant shall be determined according to the following hierarchy:

(i) first, from the value of the Participant’s account attributable to Pre-Tax Contributions;

(ii) second, from the account value attributable to Catch-Up Contributions;

(iii) third, from the account value attributable to vested Employing Matching Company Contributions;

(iv) fourth from the account value attributable to vested Additional Employer Contributions;

(v) fifth, from the account value attributable to Qualified Nonelective Contributions;

(vi) sixth, from the account value attributable to Rollover Contributions;

(vii) seventh, from the account value attributable to After-Tax Contributions; and

(viii) eighth, from the account value attributable to After-Tax Rollover Contributions.

Upon repayment of a loan, the cash received shall be applied and reinvested in reverse order (e.g., first to restore After-Tax Rollover Contributions which were the source of the loan, if any, then After-Tax Contributions, Rollover Contributions, then Qualified Nonelective Contributions followed by Employing Company Matching Contributions, Additional Employer Contributions, Catch-Up Contributions and, lastly, Pre-Tax Contributions).

(g) Each Participant to whom a loan is made agrees, by endorsement of the check representing the proceeds of the loan, (i) that such loan shall be secured by 50% of his entire vested interest in the Plan, (ii) to repay such loan as provided herein by payroll deduction or otherwise and (iii) that he accepts the terms and conditions of such loan as set forth herein and/or as disclosed by the Benefits Committee. Loans for a term of not more than sixty (60) months may be effectuated by Electronic Notification to the Administrative Agent. If, within three days after receipt of the check representing the proceeds of the loan the Participant decides not to enter into such loan, he shall return the proceeds of the loan to the Trustee, such loan shall be immediately canceled, and the funds segregated for such loan shall be reinvested as soon as practicable in the Investment Fund from which funds were withdrawn for the purpose of making such loan.

(h) The Benefits Committee may prescribe such other terms and conditions for its loans not inconsistent with the foregoing requirements as the Benefits Committee deems appropriate. The Benefits Committee may, in its discretion, designate persons other than members of the Benefits Committee to carry out such responsibilities of the Benefits Committee pursuant to this Section 12.4 as it may see fit, including approval of loans for a period in excess of sixty (60) months and the determination of any interest rate charged on a loan.

ARTICLE XIII.

DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

13.1 Retirement.

(a) If a Participant or Inactive Participant retires, pursuant to a retirement plan of an Employing Company or of an Affiliate, he may elect, upon Electronic Notification to the Administrative Agent, to receive distribution of his entire account (regardless of the number of his Years of Service) in a single payment upon retirement as provided in Section 13.4.

(b) If the value of a Participant’s vested account balance (determined as of the applicable Valuation Date under Section 1.49 is more than $1,000, determined without regard to that portion of the account balance attributable to Rollover Contributions (and earnings thereto) within the meaning of Section 7.1 of the Plan, in lieu of a single payment, a Participant (which term shall include for purposes of this paragraph (b) an Inactive Participant or a Former Participant) may elect to receive payment with respect to his account either (i) in a single payment as of the last Valuation Date of any month subsequent to his retirement date as he shall specify, (ii) over a period specified by him not exceeding fifteen (15) years in monthly, quarterly or annual installments consisting of an amount approximately equal to the amount in his account divided by the number of installments then remaining (including the installment in question) each year payable commencing as of the last Valuation Date of any month following such retirement and as of the last Valuation Date of the same month in each month, quarter or year thereafter until payment of all such installments is made and payment of each such installment shall be made in the manner and on the basis of valuation provided for in Section 11.1 (“15 year installment method”). Any payment pursuant to this paragraph (b) shall be subject to the following:

(i) no single sum payment may be made and no payment in installments shall commence later than the date upon which such payments must commence under the provisions of Section 13.4(b) hereof, and

(ii) if pursuant to a Participant’s election, payment of installments shall commence after the Participant’s attainment of age sixty-five (65), then the specified payment period shall not exceed such period as determined by the Benefits Committee which, on an actuarial basis, (A) will provide that the present value of the payments to be made to the Participant is more than 50% of the present value of the total payments to be made to the Participant and his beneficiaries and (B) will not extend beyond the life expectancy of such Participant and his designated Beneficiary.

An election under this paragraph (b) shall be made by Electronic Notification to the Administrative Agent at any time before or after his retirement. A Participant who has elected to defer payment of his account or to receive installment payments may at any time change his election and either accelerate or defer within the limitations prescribed by this paragraph (b), the time or payment of part or all of the remaining amounts in his account. If a Participant should die before complete payment of his account in accordance with this paragraph (b), the amount remaining in his account at his death shall be distributed as soon as practicable in accordance with Article 18 to the Beneficiary unless such Participant, Inactive Participant or Former Participant had elected installment payments and had further elected that upon his death prior to receipt of all such amounts, such installment payments shall be continued to the Beneficiary until payment of all remaining installments has been made. In the event such Participant had elected installment payments but had not made a further election, then, if the Participant dies after installment payments commence but before complete payment of his account, distribution may be made to the Beneficiary, if so elected by such Beneficiary, in a lump sum payment, in equal installments over a period of not less than two (2) years and not more than five (5) years, or under the same installment schedule as the Participant’s distribution.

In no event shall the amount remaining in the Participant’s account at his death be distributed to Beneficiary less rapidly than under the method of distribution being used as of the date of the Participant’s death.

13.2 Death. In the case of the death of a Participant (which term shall include for the purposes of this Section 13.2 an Inactive Participant or a Former Participant), the amount in his account as of the Valuation Date determined under Section 1.49(d) (regardless of the number of his Years of Service) will, except as otherwise provided in paragraph (c) or paragraph (d) of this Section 13.2, as soon as practicable:

(a) be distributed in a lump sum to the Participant’s Beneficiary; or

(b) if the Participant shall have so elected prior to his death, be distributed to such Participant’s Beneficiary over a period of not less than two (2) years nor more than five (5) years in monthly, quarterly or annual installments consisting of an amount approximately equal to the amount in the Participant’s account divided by the number of installments then remaining (including the installment in question), or

(c) if the Participant has not prior to his death made an election in accordance with paragraph (b), the Participant’s Beneficiary, within sixty (60) days after the death of the Participant, elect that all of the amounts in the account of the deceased Participant, if the Benefits Committee shall approve, be distributed in a lump sum, under the same installment schedule as the Participant’s distribution, or over a period of not less than two (2) years nor more than five (5) years (as the Beneficiary shall elect) in annual installments consisting of an amount equal to the amount in the Participant’s account divided by the number of installments then remaining (including the installment in question).

Notwithstanding anything in this Section 13.2 to the contrary, if the value of the Participant’s vested account balance is not more than $1,000 (the “cash-out limit”), distribution of his vested account balance under this Section 13.2 shall be made to the Beneficiary in a single payment as soon as practicable. The value of a Participant’s vested account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Section 7.1 of the Plan. In the case that distribution is to be made in a lump sum or in installments to the Participant’s Beneficiary, such Beneficiary may, within sixty (60) days after the death of such Participant, elect that commencement of such distribution be delayed to a future Valuation Date; provided, however that the account of such deceased Participant shall be distributed within five (5) years after the death of such Participant. If any person entitled to a distribution which is to be made in installments shall die before all installments to which he is entitled have been received by him, the remaining installments shall be paid to his executor or administrator.

An election by such Participant in accordance with subsection (b) shall be made in the form and manner prescribed by the Benefits Committee and may be similarly revoked at any time prior to his death. An election in accordance with subsection (c) shall be made in the form and manner prescribed by the Benefits Committee.

13.3 Termination of Employment for Any Reason Other Than Retirement or Death.

(a) If the employment of a Participant or Inactive Participant terminates for any reason other than retirement, death or transfer to another Employing Company or to any subsidiary or affiliate of the Company which is not an Employing Company, the vested amount in his account shall continue to be held in his account for his benefit and shall be distributed in accordance with Article 11, or Article 18 in the event of his death, at the earlier of (i) his normal retirement date pursuant to a retirement plan of an Employing Company, or a subsidiary or affiliate of the Company which is not an Employing Company, or (ii) his death, unless: either (1) the Participant or Inactive Participant makes an election in the manner provided under Section 13.1(b) (except that the term “termination date” shall be substituted for the term “retirement date” therein) or (2) the value of his vested account balance (determined as of the Valuation Date on which the Participant’s or Inactive Participant’s employment terminated) is not more than $1,000 (the “cash-out limit”), in which case distribution of his vested account balance shall be made to him in a single payment as soon as practicable as provided in Section 13.4. The value of a Participant’s vested account balance shall be determined without regard to that portion of the account balance attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Section 7.1 of the Plan. Notwithstanding any Plan provision to the contrary, in the event of a sale or disposition by the Company to a purchaser, which is an unrelated employer, of all or substantially all of the assets used in a trade or business by the Company or of the shares of a subsidiary, no termination of employment will occur on the date of such sale or disposition with respect to a Participant who continues in employment with such unrelated employer where the purchaser agrees in connection with the sale or disposition to maintain the Plan as it applies to such Participant and be substituted for the Company as the sponsor of the Plan or to establish a defined contribution plan that is qualified under Section 1165(a) of the PR Code to which assets in the amount of the Participant’s account balance under the Plan will be transferred. The foregoing sentence does not apply if the sale or disposition of assets or shares of a subsidiary causes a Participant to incur a severance of employment for purposes of Section 1165 (e) of the PR Code, in which case the Participant shall be treated as having a termination of employment for purposes of this Section 13.3.

13.4 Timing of Distributions.

(a) Distributions under this Article 13 shall be made in respect of the Participant’s, Inactive Participant’s or Former Participant’s account as soon as practicable after the Valuation Date corresponding with or immediately preceding the event covering such distribution provided all forms and consents required under administrative procedures have been received by the Benefits Committee or the appropriate delegate or agent.

(b) Notwithstanding anything in the Plan to the contrary, the distribution of the vested account balance of a Participant, Inactive Participant or Former Participant, including incidental death benefits if any, may be made under a method of payment which, as of the “required beginning date” (as defined in Section 401(a)(9) of the US Code and applicable regulations promulgated thereunder), satisfies the minimum distribution requirements under Section 401(a)(9) of the US Code and any applicable regulations.

(i) Each Participant, Inactive Participant or Former Participant who attains age 70 1/2 shall have a required beginning date that is no later than the April 1 of the calendar year following the later of the calendar year in which such Member attains age 70 1/2 or his retirement date.

(ii) For each Participant, Inactive Participant or Former Participant, the required beginning date shall be no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

With respect to distributions under the Plan, the Plan will apply the minimum distribution requirements under Section 401(a)(9) of the US Code, in accordance with and to the extent necessary to comply with the regulations prescribed under Section 401(a)(9) of the US Code, notwithstanding any provision of the Plan to the contrary.

13.5(a) If a Participant or Inactive Participant who terminates employment receives a distribution of his account pursuant to Section 13.3 which represents the full value of his account as of the date of such distribution and if prior to incurring a One Year Break in Service he is reemployed by an Employing Company as an Employee, he may, within thirty (30) days after his reemployment, repay in cash to the Trustee an amount equal to the cash he received and an amount equal to the value (determined as of the Valuation Date as of which the distribution was made) of the Company Stock and Bristol-Myers Squibb Stock distributed to him. The amount repaid shall be invested by the Trustee in such Investment Funds as determined by the Participant and in the manner specified by the Benefits Committee or if the Participant makes no investment determination in the QDIA, as described in Section 8.2, provided, however, that no portion of the amount repaid may be invested in the Bristol-Myers Squibb Stock Fund on or after the Effective Date. Such amounts shall be allocated to the Participant’s or Inactive Participant’s Employing Company Matching Contributions or Additional Employer Contributions account and to his account attributable to his After-Tax Contributions in the same proportion as was the amount in one account to the amount in the other account which was redeemed to make distribution of his accounts, and the amount so allocated shall constitute the beginning balances in such accounts.

13.6 Payment of Eligible Rollover Distributions. Any “distributee” (as defined below) who is entitled to receive a distribution of benefits under the Plan may elect to have all of such benefit distribution that qualifies as an “eligible rollover distribution” (as defined below) paid directly to a single eligible retirement plan specified by such individual. The Benefits Committee shall establish uniform procedures for making such direct rollover elections. Any amount that is a distribution on account of hardship shall not be an “eligible retirement distribution” for purposes of this Section 13.6, and the distributee may not elect to have any portion of such distribution paid directly to an eligible retirement plan.

For purposes of this Section 13.6, “distributee” means (i) a Participant, (ii) the surviving spouse of a Participant, (iii) an alternate payee under a qualified domestic relations order within the meaning of Section 206(d) of the ERISA, or (iv) a non-spouse Beneficiary, or as otherwise provided under the PR Code.

For purposes of this Section 13.6, an “eligible retirement plan” is an individual retirement account described in Section 1169 of the PR Code or a defined contribution plan that is qualified under Section 1165(a) of the PR Code, the terms of which permit acceptance of such direct rollover distribution.

13.7 A portion of a distribution shall not fail to be an eligible rollover distribution merely because such portion consists of After-Tax Contributions.

13.8 Inability to Locate Payee. Where amounts become distributable under the Plan and the Benefits Committee is unable for a period of twenty-four months from the date the Participant’s account becomes eligible for distribution to locate the Participant or Beneficiary to whom the distribution is payable, such amounts shall be reallocated to offset future Employer Company Contributions. In the event the Participant or his Beneficiary thereafter makes proper claim to the Benefits Committee, the amount payable to such Participant or Beneficiary shall be distributed by the Company in the form of a special contribution.

ARTICLE XIV.

TRANSFER OF A PARTICIPANT

14.1 If a Participant shall cease to be employed by one Employing Company and shall become employed as an Eligible Employee by another Employing Company, his participation in the Plan shall not be affected.

14.2 If a Participant shall cease to be employed as an Eligible Employee and shall become employed by an Affiliate of the Company which is not an Employing Company, or in a division or branch of an Employing Company or employee classification which is not participating in the Plan, he shall, except as provided in Section 14.3, be deemed to have given notice to suspend the making of Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages and he shall not be entitled to an allocation of Additional Employer Contributions effective with his last payroll period ending in the month of his transfer. The suspension shall continue so long as he remains in the employ of any Affiliate of the Company which is not an Employing Company or of a division or branch of an Employing Company which is not participating in the Plan or is included in an employee classification, which employee classification is not covered by the participation provisions of the Plan. Such Inactive Participant’s period of employment by any such Affiliate, division, or branch, or in any such ineligible employee classification, shall be taken into account in determining his Years of Service in the same manner and to the same extent as if such employment had been employment as an Eligible Employee with an Employing Company without taking into account any suspension in the making of Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages or the cessation of allocations of Additional Employer Contributions as the result of this Section 14.2. Should he terminate his employment with any such Affiliate, division or branch, or while in any such ineligible employee classification and not become an Employee of an Employing Company, his employment shall be deemed to have terminated for purposes of the Plan at the time of such termination. The Benefits Committee, in its discretion, may determine that a Participant will be deemed to have terminated his employment for purposes of the Plan upon the sale of an Employing Company or of substantially all the assets of a division of the Company or of an Employing Company which employs such Participant.

ARTICLE XV.

SUSPENSION OF CONTRIBUTIONS

15.1 A Participant, by Electronic Notification to the Administrative Agent, may voluntarily suspend the making of his Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages effective with his next payroll period. A Participant may terminate such a suspension of his Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions effective with his next payroll period by Electronic Notification to the Administrative Agent. Anything to the contrary notwithstanding, a Participant’s election not to make After-Tax Contributions shall not be deemed a suspension for any period during which Pre-Tax Contributions or Catch-Up Contributions are being made and a Participant’s election not to make Pre-Tax Contributions or Catch-Up Contributions shall not be deemed a suspension for any period in which After-Tax Contributions are being made.

ARTICLE XVI.

EFFECT OF SUSPENSION OF CONTRIBUTIONS

16.1 Whenever the making of Pre-Tax Contributions and After-Tax Contributions is suspended for any reason, all Employing Company Contributions made on behalf of the Participant under the Plan shall be suspended. If an event causing suspension under the Plan occurs during a period when a suspension is already in effect, the periods of suspension shall run concurrently. When all suspensions are ended, unless the participation of the Participant has been terminated, the making of After-Tax Contributions and/or Pre-Tax Contributions from Annual Benefit Salary or Wages shall be resumed (if the Employee elects to resume) beginning with the Participant’s first payroll period commencing after all suspensions are ended, and Employing Company Contributions also shall be resumed. There shall be no makeup of Pre-Tax Contributions or After-Tax Contributions from Annual Benefit Salary or Wages or of Employing Company Contributions with respect to a period of suspension, except as may be otherwise provided pursuant to Section 17.1(d).

ARTICLE XVII.

LEAVE OF ABSENCE, LAYOFF, ABSENCE ON

DISABILITY AND REEMPLOYMENT

17.1(a) A participant’s temporary absence pursuant to any leave of absence (including a family care and adoption assistance leave) granted in accordance with his Employing Company’s established leave policies which shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances, will not be considered a termination of employment and, except for months during which the Participant is on a personal leave and in respect of which he made no allotments, shall be considered a period of active employment with his Employing Company in determining his Years of Service, provided the Participant returns to employment with an Employing Company as an employee prior to or upon expiration of the period of leave or, in the case of a Participant who has been granted a leave of absence for military service, within ninety (90) days after the time he first becomes eligible for release or discharge from active duty (or such longer period as may be prescribed by law for the protection of reemployment rights). If a Participant is granted a leave of absence for military service (including a paid leave of absence as described in subsection (c) hereof) and does not return to employment within such ninety (90)-day period, his employment for purposes of this Plan shall be deemed to have terminated as of the expiration of such ninety (90)-day period.

(b) If a Participant is granted a leave of absence without pay (including unpaid leave for governmental service, and a family care and adoption assistance leave) by his Employing Company, there shall be no Pre-Tax Contributions, Catch-Up Contributions or After-Tax Contributions from his Annual Benefit Salary or Wages or allocation of an Additional Employer Contribution during the period of such leave of absence, except as may be otherwise provided pursuant to subsection (d) hereof and in Section 17.3.

(c) If a Participant is granted a leave of absence with pay for military service under a policy of his Employing Company which provides for such paid leave, such Participant may make Pre-Tax Contributions, Catch-Up Contributions and/or After-Tax Contributions from his Annual Benefit Salary or Wages during such leave of absence; provided, however, that for purposes of the foregoing, the Participant’s Annual Benefit Salary or Wages during a period of military service shall be deemed to be that in effect at the time he commenced such service less the amount of his base military pay for such period. A Participant who is receiving payments pursuant to a paid military leave policy of his Employing Company may at any time, if he so elects, suspend Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions from such payments in accordance with Article 15. In the event a Participant’s period of military service exceeds the period for which he is entitled to payment by his Employing Company pursuant to its paid military leave policy, such Participant shall, as of the day on which such entitlement ceases, be deemed to be granted a leave of absence without pay for military service.

(d) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the provisions of the Uniform Services Employment and Reemployment Rights Act of 1994, as stated in Section 414(u) of the US Code.

17.2 If a Participant is laid off, there shall be no Pre-Tax Contributions, Catch-Up Contributions or After-Tax Contributions from his Annual Benefit Salary or Wages or allocation of Additional Employer Contributions during the period of layoff. If a Participant or

Inactive Participant is laid off and returns as an Employee in active service within six (6) months of his layoff, the period of his layoff shall be considered as a period of active employment with his Employing Company in determining his Years of Service. If the Participant or Inactive Participant returns as an Employee in active service after six (6) months but within twelve (12) months of his layoff, his employment shall not be deemed to have terminated by reason of such layoff for purposes of the Plan but the period of his layoff shall not be considered in determining his Years of Service under the Plan. If at the end of twelve (12) months the Participant or Inactive Participant has not returned as an Employee in active service, then, notwithstanding any other provision of the Plan, his employment shall be deemed to have terminated at such time for purposes of the Plan.

17.3 Disability. If a Participant becomes disabled on or after the Effective Date and is entitled to receive disability payments under a disability pay plan maintained by his Employing Company, he shall be considered to be on a leave of absence which shall be deemed to continue so long as he continues to be entitled to receive monthly disability payments under such a disability pay plan, and the Annual Benefit Salary or Wages of such Participant shall be deemed to be that in effect at the time he commenced to receive monthly disability payments. Pre-Tax Contributions, Catch-Up Contributions and/or After-Tax Contributions will not be made from such disability payments. Additional Employer Contributions shall not be allocated during the period when the Eligible Employee is entitled to receive monthly disability payments under a disability pay plan maintained by his Employing Company. If immediately following the end of the period during which the Participant is entitled to receive disability payments he is neither an Eligible Employee in active service nor on leave of absence, his employment shall be deemed to have terminated at such time for purposes of the Plan.

17.4 Reemployment.

(a) If the service of an Employee is terminated and he is reemployed by an Employing Company as an Eligible Employee, he may elect, in accordance with Article 2, to participate in the Plan on an Enrollment Date following the date of his reemployment with an Employing Company as an Eligible Employee (which shall, for the purposes of this paragraph (a), include reinstatement to status as a disabled Employee).

(b) If an Employee’s service is terminated and he again becomes an Employee (which shall, for the purposes of this paragraph (b), include reinstatement to status as a disabled Employee), his Years of Service prior to the termination of his service shall be restored. Any Year of Service so restored shall be taken into account for purposes of determining the Participant’s vested percentage of the amount attributable to Employing Company Contributions made in respect of the period subsequent to his reemployment.

ARTICLE XVIII.

DESIGNATION OF BENEFICIARIES IN THE EVENT

OF DEATH

18.1 A Participant may designate a Beneficiary or Beneficiaries to receive all or part of the amount in his account in case of his death if such Beneficiary or Beneficiaries shall be living at the time of his death, however, a married Participant may not designate a Beneficiary other than his spouse unless the Benefits Committee has received a written consent to such designation from the Participant’s spouse. Such written consent shall acknowledge the effect of the election and must be witnessed by a representative of the Benefits Committee or by a Notary Public. However, such written consent is not necessary if: (1) there is no spouse, (2) the written consent cannot be obtained because the spouse cannot be located, or (3) there exists any other circumstances that, under the applicable rules, relieve a Participant from the requirement of obtaining the consent of his spouse. A Beneficiary designation consented to by a spouse shall be valid only with respect to the spouse who signs the consent. If no such consent is filed, the spouse is automatically the Beneficiary of the Participant’s total Plan benefit. The revocation by a married participant of a non-spouse Beneficiary does not require spousal consent and shall result in the reinstatement of the spouse as designated Beneficiary, unless the spouse consents to the designation of an alternate non-spouse Beneficiary.

A Participant may, subject to the preceding sentence, change or revoke a designation of Beneficiary and such designation, change or revocation shall be on a form to be provided for the purpose and shall be signed by the Participant and delivered to the designated agent of the Benefits Committee prior to his death. In case of the death of the Participant, the amount in his account with respect to which a designation of Beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the surviving designated Beneficiary or Beneficiaries. The amount in the Participant’s account distributable upon death and not subject to such a designation, or if no Beneficiary shall be living at the death of the Participant, shall be distributed following his death to the person or persons in the first of the following classes of successive preference:

(1)	The Participant’s surviving spouse.

(2)	To such one or more of the Participant’s surviving children as the Benefits Committee shall determine and in such proportions as the Benefits Committee determines.

(3)	The Participant’s surviving parents, equally.

(4)	To such one or more of the Participant’s surviving brothers and sisters as the Benefits Committee shall determine and in such proportions as the Benefits Committee determines.

(5)	The Participant’s executors or administrators.

Payment to such one or more persons shall completely discharge the Plan, the Benefits Committee and the Trustee with respect to the amount so paid. Prior to the date of such payment, such Beneficiary may (upon provision of such documentation as the Benefits Committee may require) request inter-Investment Fund transfers pursuant to Section 8.5.

ARTICLE XIX.

TRUSTEE OF THE PLAN

19.1 Trust Agreement. The assets of the Plan shall be held in a trust or trusts by a trustee(s) appointed by the Company or its designee. If the Company so determines, the Company or its designee may enter into a trust agreement or trust agreements with additional trustees. Any trust agreement may be amended by the Company or its designee from time to time in accordance with its terms. Any trust agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the trust held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Inactive Participants or Former Participants or their Beneficiaries. Any trust agreement may also provide that the investment and reinvestment of any Investment Fund or part thereof may be carried out in accordance with directions given to the Trustee by any investment advisor or advisors which may be designated by the Benefits Committee and which shall qualify as an “Investment Manager” as that term is defined in ERISA. The Company or its designee may remove any Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee the Benefits Committee shall appoint a successor Trustee.

19.2 Purchases of Company Stock. As soon as practicable after receipt of funds for investment in the Company Stock Fund, the Trustee shall purchase Company Stock, or cause such Stock to be purchased, on the open market or by private purchase, provided that no private purchase may be made at any price greater than the last sale price or highest current independent bid price, whichever is higher, for Company Stock on the New York Stock Exchange. Notwithstanding the foregoing, the Trustee may hold in cash, and may temporarily invest in short-term United States Government obligations, commercial paper or other investments of a short-term nature, funds allocated to the Company Stock Fund pending investment of such funds in Company Stock or for liquidity purposes.

19.3 Purchases of Securities for the Investment Funds. As soon as practicable after the Trustee receives funds for investment in the Investment Funds, the Trustee shall invest such funds in the Investment Fund designated for such investment or, if the Trust Agreement so provides, the Trustee shall invest such funds as directed by an Investment Manager or the Benefits Committee. Purchases in respect of the Investment Funds may be made on the open market or directly from the issuer.

19.4 Voting of Company Stock and Bristol-Myers Squibb Stock. Before each annual or special meeting of shareholders of the Company, there shall be sent to each Participant any portion of whose account balance is invested in the Company Stock Fund or the Bristol-Myers Squibb Stock Fund a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Company Stock or the Bristol-Myers Squibb Stock, as applicable, held on his behalf in the applicable stock fund on the Valuation Date immediately preceding the record date of the applicable stock. The Board of Directors or its designee may appoint a person or persons to solicit and/or tabulate the votes of Participants and to communicate the results thereof to the Trustee. Upon receipt of such instructions, the Trustee shall vote such stock as instructed by the Participant. All stock for which the Trustee does not receive instructions shall be voted by the Trustee on each issue in the same proportion as those shares for which it has received instructions from Participants.

19.5 Tendering of Company Stock and Bristol-Myers Squibb Stock. The Trustee may not take any action in response to a tender offer except as otherwise provided in this Section 19.5. Each Participant, a named fiduciary within the meaning of Section 403(a)(1) of

ERISA, may direct the Trustee in writing to sell, exchange or transfer the Company Stock and Bristol-Myers Squibb Stock in his account in accordance with the terms of such tender offer. To the extent to which Participants do not instruct the Trustee or do not issue valid or timely directions to the Trustee to sell, exchange or transfer the Company Stock or Bristol-Myers Squibb Stock in their accounts, Participants shall be deemed to have directed the Trustee that such shares be retained and not disposed of under the terms of the tender offer. The Company, the MJN Board, the Board of Directors, the Benefits Committee and the Trustee shall not interfere in any manner with a Participant’s decision as to whether to sell, exchange or transfer the Company Stock or Bristol-Myers Squibb Stock in his account. The Trustee shall arrange for Participant directions or instructions to be made on a confidential basis, and the Benefits Committee shall communicate to Participants the provisions of this Section 19.5. The Trustee through its designee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of Company Stock and Bristol-Myers Squibb Stock, except to the extent the Company distributes such communications directly to Participants.

19.6 Any cash proceeds received by the Trustee as a result of the sale of Company Stock pursuant to a tender offer shall be reinvested by the Trustee in Company Stock if such stock is available for purchase provided such Company Stock continues to be traded on a national securities exchange. If Company Stock is no longer traded on a national securities exchange, then the proceeds of such sale shall be invested as directed by the Benefits Committee. Any cash proceeds received by the trustee as a result of the sale of Bristol-Myers Squibb Stock pursuant to a tender offer shall be invested as directed by the Benefits Committee.

19.7 Voting of Shares in Certain Investment Funds. Before each annual or special meeting of shareholders of an Investment Fund which is registered under the Investment Company Act of 1940, there shall be sent to each Participant any portion of whose account balance is invested in such Investment Fund a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the shares of the Investment Fund held on his behalf on the Valuation Date immediately preceding the record date of the Investment Fund. The Administrative Agent shall solicit and/or tabulate the votes of Participants and communicate the results thereof to the Trustee. Upon receipt of such instructions, the Trustee shall vote such Investment Fund shares as instructed by the Participant. All shares of the Investment Fund for which the Administrative Agent does not receive instructions shall not be voted.

19.8 Uninvested Funds. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan. No income shall accrue to an account of any Participant on such uninvested funds.

19.9 Audit. The Board of Directors shall select a firm of independent public accountants to examine and report annually on the financial position and the results of operations of the trust forming a part of the Plan.

ARTICLE XX.

ADMINISTRATION OF THE PLAN

20.1 The Plan shall be administered by the Benefits Committee, consisting of such number of persons, not less than three, as shall from time to time be determined by the MJN Board. Members shall be appointed by the MJN Board. Any member of the Benefits Committee may resign or be removed by the MJN Board and new members may be appointed by the MJN Board.

20.2 Any member of the Benefits Committee may resign by delivering his written resignation to the MJN Board and such resignation shall become effective upon delivery or upon any later date specified therein.

20.3 The Benefits Committee shall select a Chairman and may select a Secretary (who may, but need not, be a member of the Benefits Committee) to keep its records or to assist it in the doing of any act or thing to be done or performed by the Benefits Committee.

20.4 A majority of the members of the Benefits Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Benefits Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

20.5 The Benefits Committee shall:

(a) control and manage the operation and administration of the Plan, and it shall be deemed the “Administrators” of the Plan as the term “Administrator” is defined in ERISA and shall be, in its capacity as “Administrator” with respect to the Plan, a “named fiduciary” as that term is defined in ERISA;

(b) be a “named fiduciary” with respect to oversight of the Trustee and control or management of the assets of the Plan so as to permit the Benefits Committee to delegate authority to manage, acquire, or dispose of assets of the Plan to one or more Investment Managers as provided in Section 402(c)(3) of ERISA.

20.6 The Benefits Committee may, in its discretion, designate individual members of the Benefits Committee or persons other than members of the Benefits Committee to carry out such responsibilities of the Benefits Committee under the Plan as it may see fit, including, but not limited to, the determination of questions concerning the eligibility of any employee to participate in or receive benefits under the Plan, the approval of withdrawals and loans from the Plan, the interpretation and construction of the provisions of the Plan, the resolution of ambiguities, inconsistencies and omissions therein, and the resolution and determination of any appeal of the denial of a claim for benefits under the Plan. The delegation of responsibilities will be effected by written instrument executed by the Benefits Committee.

20.7 If a trust agreement forming a part of the Plan so provides, the Benefits Committee shall have the authority to appoint an Investment Manager or Managers to manage (including the power to acquire and dispose of) some part or all of the assets of the Plan held by a trustee, to retain in the Benefits Committee the power to invest such assets or to delegate such responsibility to the trustee, as shall be provided in the trust agreement.

20.8 It is intended, that to the maximum extent permitted by ERISA, each person who is a “fiduciary” with respect to the Plan as that term is defined in ERISA shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and the trust forming a part thereof, and any other funding medium, as shall each person designated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan, the trust or other funding medium, and no fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary or other responsibility under the Plan or any trust or any other funding medium.

20.9 The Benefits Committee may employ such independent “qualified public accountants” as such term is defined in ERISA, legal counsel who may be of counsel to the Company, other specialists and other persons as the Benefits Committee deems necessary or desirable in connection with the administration of the Plan, and the Benefits Committee, and any person to whom it may delegate any duty or power in connection with the administration of the Plan, the Company and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken or suffered by them in good faith in reliance upon any independent qualified public accountant, counsel or other specialist or other person selected by the Benefits Committee or in reliance upon any evaluations, certificates, opinions or reports which shall be furnished by any of them or by any Trustee or any insurance company.

20.10 The determination of the Benefits Committee as to any question involving the general administration and interpretation of the Plan and such determinations made by each person to whom the Benefits Committee may delegate its responsibilities under the Plan, shall be final, conclusive and binding upon all persons claiming any interest in or under the Plan, except as otherwise provided by law, and may be relied upon by the Company, all Employing Companies, the Trustee, Administrative Agent and Participants and their beneficiaries. (The term “Participants” includes Inactive Participants, Former Participants and Beneficiaries wherever used in this Article 20). Any discretionary actions to be taken under the Plan by the Benefits

Committee, and such actions taken by each person to whom the Benefits Committee may delegate its responsibilities under the Plan, shall be uniform in their nature and applicable to all persons similarly situated, shall not be subject to de novo review if challenged in court, by arbitration or in any other forum and shall be upheld unless found to be an abuse of discretion. Without limiting the generality of the foregoing, the Benefits Committee shall have the following discretionary authority and responsibilities in addition to those provided elsewhere herein:

(a) to grant or deny claims for benefits under the Plan;

(b) to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition of receiving any benefit under the Plan;

(c) to make and enforce such rules and regulations for the administration of the Plan consistent with the provisions thereof and to prescribe the use of such forms and other methods of communication and notification as it shall deem necessary for the efficient administration of the Plan;

(d) to interpret and construe the provisions of the Plan, and to resolve ambiguities, inconsistencies and omissions therein;

(e) to decide such questions as may arise in connection with the operation of the Plan including, but not limited to, questions concerning the eligibility of any Employee to participate in or receive benefits under the Plan; and

(f) to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to authorize payment of such benefits.

20.11 The Benefits Committee, in its discretion, may require as a condition of receiving, any payment under the Plan, the filing with the Benefits Committee of an authorization or release by the spouse of a Participant divesting such spouse of any rights in the Plan or in any payments thereunder which such spouse may have by operation of law under the laws of his matrimonial domicile, or otherwise.

20.12 The Benefits Committee shall maintain or cause to be maintained accounts which accurately reflect the interest of each Participant. The Benefits Committee shall mail to Participants reports to be furnished to Participants in accordance with the Plan or as required by ERISA. Any notice, reports or statements to be given, furnished, made or delivered to a Participant shall be deemed duly given, furnished, made or delivered when addressed to the Participant and delivered to the Participant in person or mailed by ordinary mail to his address last appearing on the books of the Company or of his Employing Company.

20.13 Consistent with the requirements of ERISA and the regulations thereunder of the US Secretary of Labor from time to time in effect, the Benefits Committee shall:

(a) provide adequate notice in writing to any employee, former employee, retired employee or beneficiary under the Plan (each being hereinafter in this Section 20.13 referred to as “participant”) whose claim for benefits under the plan has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such participant, and

(b) afford a reasonable opportunity to any participant whose claim for benefits has been denied for a full and fair review of the decision denying the claim, as described in Section 20.19.

20.14 Unless otherwise agreed to by the MJN Board, the members of the Benefits Committee shall serve without compensation for their services as such, but all reasonable expenses incurred in the performance of their duties shall be paid by the Company. Unless otherwise determined by the laws of the Commonwealth of Puerto Rico or by the MJN Board, no member of the Benefits Committee shall be required to give any bond or other security in any jurisdiction. No member of the Benefits Committee shall be personally liable under any contract, agreement, bond or other instrument made or executed by him or on his behalf as a member of the Benefits Committee.

20.15 Expenses of Administering the Plan.

(a) Expenses incurred with respect to the management of an Investment Fund or the administration and recordkeeping of Participants’ accounts, including Trustees’ fees, may be charged appropriately against the accounts of Participants, as directed by the Benefits Committee. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the trustee shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes in connection with distribution of Company Stock and Bristol-Myers Squibb Stock to Participants or their beneficiaries shall be borne by the Participant. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the accounts of Participants as the Benefits Committee shall determine.

(b) Expenses incurred with respect to the administration of the Plan, including but not limited to the compensation of legal counsel, accountants or the Trustee, may be paid by the Plan in accordance with Section 13.5 of the Plan, unless paid by the Company, at the Company’s discretion. Any taxes which may be levied against assets of the Plan shall be paid from the Plan, unless paid by the Company at the Company’s discretion.

20.16 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and fiduciaries with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, employee, agent or other representative of a “party in interest” as that term is defined in ERISA.

20.17 Whenever a Plan provision or Plan administrative procedure requires that the Participant (or Inactive Participant, Former Participant or Beneficiary) give directions or prior notice to the Benefits Committee or Administrative Agent, such direction or notice shall be provided to the Benefits Committee or Administrative Agent sufficiently in advance to implement the Participant’s instructions in accordance with the Benefits Committee’s or Administrative Agent’s standard procedures with respect to the type of instruction being implemented, and in such manner (written or otherwise) as the Benefits Committee shall communicate to Participants.

20.18 The Benefits Committee shall have the authority to determine whether a Qualified Nonelective Contribution shall be made on behalf of a Participant or whether a Participant may elect to make additional Basic or Supplementary Contributions in order to correct an Administrative Error.

20.19 Claims. Claims for benefits under the Plan may be filed with the Benefits Committee subject to the following provisions:

(a) Determinations. Benefits under the Plan shall be paid only if the Benefits Committee decides in its discretion that the applicant is entitled to them. The Benefits Committee has discretionary authority to grant or deny benefits under the Plan. The Benefits Committee shall have the sole discretion, authority and responsibility to interpret and construe the Plan and all relevant documents and information, and to determine all factual and legal questions with respect to the administration of the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. The Benefits Plans Committee shall make such determinations as may be required from time to time in the administration of the Plan. The discretionary authority shall include all matters arising under the Plan.

(b) Claims and Review Procedure. Subject to modification by the Benefits Committee, the claims and review procedure set forth in this Section shall be mandatory for the resolution of all disputes arising under the Plan and the disposition of all claims filed under the Plan.

(c) Initial Claim. An individual may, subject to any applicable deadline, file with the Benefits Committee a written claim for benefits under the Plan in a form and manner prescribed by the Benefits Committee.

(i) If the claim is denied in whole or in part, the Benefits Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(ii) The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Benefits Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Benefits Committee notifies the claimant prior to the expiration of the initial ninety (90)-day period, and identifies the special circumstances requiring the extension and the date by which a claim determination is expected to be made.

(iii) If notice of a denial or of the extension of the time for processing of a claim is not given within ninety (90) days (or within 180 days if notice of an extension has been given), such claim shall be deemed denied.

(d) Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(i) the specific reasons for the adverse determination;

(ii) references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(iv) a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(e) Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Benefits Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records, and other information relating to the claim benefits. The Benefits Committee shall give the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in connection with the review. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

(f) Claim on Review. If the claim, upon review, is denied in whole or in part, the Benefits Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(i) The sixty (60)-day period for deciding the claim on review may be extended for sixty (60) days if the Benefits Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Benefits Committee notifies the claimant prior to the expiration of the initial sixty (60)-day period, and identifies the special circumstances requiring the extension and the date by which a claim determination is expected to be made.

(ii) In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(iii) The Benefits Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(iv) If notice of the Benefits Committee’s decision on review of, or of the extension of time for processing its review of, the claim is not given within sixty (60) days (or within 120 days if the time has been extended), such claim shall be deemed denied.

(g) Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(i) the specific reasons for the denial;

(ii) references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(iv) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(v) a statement of the claimant’s right to bring an action under ERISA Section 502(a).

(h) Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Plan Administrator.

(i) General Rules.

(i) The Benefits Committee may delegate any of its duties under this Section 20.19 in accordance with the provisions of Section 20.6, in which case references in this Section to the Benefits Committee shall be treated as references to the Benefits Committee’s delegate.

(ii) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Benefits Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Benefits Committee upon request.

(iii) All decisions on claims and on requests for a review of denied claims shall be made by the Benefits Committee unless delegated as provided for in the Plan, in which case references in this section to the Benefits Committee shall be treated as references to the Benefits Committee’s delegate.

(iv) Claimants may be represented by a lawyer or other representative at their own expense, but the Benefits Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(v) The decision of the Benefits Committee on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Benefits Committee.

(vi) In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(vii) The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(viii) The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(ix) For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(x) The Benefits Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

(j) Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Benefits Committee within two (2) years after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, a claim must be filed with the Benefits Committee within nine (9) months after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(k) Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. In any subsequent legal action all explicit and all implicit determinations by the Benefits Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(l) Deadline to File Legal Action. Except as provided in Section 413 of ERISA, no legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(i) three (3) years after the claimant knew or reasonably should have known of the principal facts on which the legal action is based, or

(ii) one (1) year after the claimant has exhausted the claim and review procedure.

(m) Knowledge of Fact by Participant Imputed to Beneficiary. For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

ARTICLE XXI.

AMENDMENT AND MODIFICATION OF THE PLAN

21.1 The Plan may be amended or modified by the Board of Directors acting in accordance with its normal procedures at any time and from time to time, provided, however, that no such amendment or modification, except in the case of an amendment or modification respecting a qualified domestic relations order as defined under Section 206(d) of ERISA or as may otherwise be prescribed by law, shall make it possible for any part of the corpus or income of the trust fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, Inactive Participants, Former Participants or their Beneficiaries under the Plan. The Board of Directors may, in its discretion, grant to the Benefits Committee authority to make such amendments and modifications to the Plan as the Board of Directors may see fit. To the extent that the Benefits Committee has been delegated the authority to make such amendments, the Benefits Committee has full discretion to designate any member or members of the Benefits Committee to make any technical changes or any other changes, including retroactive amendments, that may be necessary to qualify the Plan and the trust forming a part thereof or to continue the qualified status of the Plan and the exempt status of the trust under PR Code Sections 1165(a), 1165(e) and 501(a) of the US Code (pursuant to ERISA Section 1022(i)(1)) or any similar successor provisions of law or of ERISA, or to conform to governmental regulations. In addition, except to the extent otherwise permitted under Section 204 of ERISA and applicable United States Department of Labor regulations, no Plan amendment (or transaction having the effect of a Plan amendment) shall be effective to the extent it eliminates or reduces any “Section 204(g) protected benefit” (i.e., benefits described in ERISA Section 204(g), early retirement benefits and retirement-type subsidies, and optional forms of benefit), or adds or modifies conditions relating to ERISA Section 204(g) protected benefits, unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of amendment.

ARTICLE XXII.

SUSPENSION, TERMINATION,

MERGER OR CONSOLIDATION OF PLAN

22.1 It is the intention of the Company to continue the Plan indefinitely, however, the Board of Directors may at any time and for any reason suspend or terminate the Plan or discontinue or suspend the making of Pre-Tax Contributions, Catch-Up Contributions and/or After-Tax Contributions from Annual Benefit Salary or Wages of all Participants and of Employing Company Contributions by all Employing Companies. Any Employing Company may, by action of its board of directors, suspend or terminate the making of Pre-Tax Contributions, Catch-Up Contributions and/or After-Tax Contributions from Annual Benefit Salary or Wages of Participants in the employ of such Employing Company and of Employing Company Contributions by such Employing Company.

In the event of termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan by all Employing Companies or by any Employing Company, all amounts in the account of each Participant or Inactive Participant whose Employing Company shall be affected by such termination, partial termination or discontinuance shall be nonforfeitable and shall be distributed to him in a single distribution as soon as practicable after such termination, partial termination or discontinuance, or if a Participant shall so elect, in accordance with procedures prescribed by the Benefits Committee. Prior to the date fixed for distribution, the Benefits Committee, in its sole discretion, may direct the Trustee to purchase an annuity for the Participant in such amount as may be purchased with an amount equal to the cash amount the Participant would otherwise be entitled to receive if the entire amount in his account at the date fixed for distribution were reduced to cash.

22.2 The Plan shall not be merged or consolidated with, or any of its assets or liabilities transferred to, any other plan unless each Participant, Inactive Participant and Former Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

22.3 In the event another Puerto Rico qualified profit sharing or stock bonus plan is merged into the Plan, the Benefits Committee shall direct the Trustee to accept all assets held thereunder as of the date on which such merger is effective and to invest such assets in accordance with the investment directions of the affected participants in the merged plan made pursuant to Section 8.8 or, in the absence of such direction, in the QDIA, as described in Section 8.2, or in such Investment Fund or Funds provided in Article 8 hereof as the Benefits Committee in its sole discretion deems prudent, and shall instruct the Trustee to maintain accounts of former participants in the merged plan identical to the accounts maintained for all other Participants in this Plan or in such other manner as the Benefits Committee in its sole discretion deems appropriate. From and after the effective time of any such merger, amounts transferred to the Trust maintained hereunder shall, except as specifically provided herein to the contrary, be characterized as follows for all purposes of this Plan:

(a) Amounts attributable to elective deferrals pursuant to a cash or deferred arrangement subject to Section 1165(e) of the PR Code when made shall be deemed to be Pre-Tax Contributions, and the earnings and appreciation on such elective deferrals shall be deemed earnings and appreciation on Pre-Tax Contributions;

(b) Amounts attributable to elective deferrals in accordance with Section 1165(e)(7)(C)of the PR Code shall be deemed to be Catch-Up Contributions and the earnings and appreciation on such contributions shall be deemed earnings and appreciation on Catch-Up Contributions;

(c) Amounts attributable to employee contributions shall be deemed to be After-Tax Contributions, and the earnings and appreciation on such employee contributions shall be deemed to be earnings and appreciation on After-Tax Contributions;

(d) Amounts attributable to matching contributions when made shall be deemed to be Employing Company Matching Contributions, and the earnings and appreciation on such matching contributions shall be deemed to be earnings and appreciation on Employing Company Matching Contributions;

(e) Amounts attributable to qualified nonelective contributions (as such term is defined in Section 1165(e) of the PR Code) when made shall be deemed to be Qualified Nonelective Contributions, and the earnings and appreciation on such qualified nonelective contributions shall be deemed to be earnings and appreciation on Qualified Nonelective Contributions;

(f) Amounts attributable to employer contributions which are described above when made shall be deemed to be Additional Employer Contributions, and the earnings and appreciation on such employer contributions shall be deemed to be earnings and appreciation on Additional Employer Contributions;

(g) Amounts attributable to any rollover contribution to the merged plan, which rollover contribution was subject to Section 1165(b)(2) of the PR Code when made, shall be deemed to be Rollover Contributions, and the earnings and appreciation on such rollover contribution shall be deemed to be earnings and appreciation on Rollover Contributions;

(h) Any other amounts transferred, to the extent vested immediately prior to the merger, shall be deemed to be Rollover Contributions, and, to the extent not vested at such time, shall be deemed to be Employing Company Contributions.

For purposes of Article 12 hereof, the amounts described in (a)-(g) of this Section 22.3 shall be deemed to have been contributed or credited to the Participant’s account under this Plan at the time at which such amounts were contributed or credited to the Participant’s account under the merged plan. In addition, any outstanding loan from the merged plan to a participant thereunder which is assumed by this Plan shall be deemed to be a loan from this Plan; provided, however, that the Plan may give effect to any lawful terms of such loan which are not otherwise permitted in the case of loans from this Plan.

ARTICLE XXIII.

GENERAL PROVISIONS

23.1 The Plan shall not be deemed to constitute a contract between an Employing Company and any Employee or Eligible Employee nor shall anything herein contained be deemed to give any Employee any right to be retained in the employ of an Employing Company, or to interfere with the right of an Employing Company to discharge any Employee or Eligible Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant.

23.2 Except in the case of a qualified domestic relations order as defined under Section 206(d) of ERISA or as may otherwise be prescribed by law, no distribution or payment under the Plan to any Participant, Inactive Participant, Former Participant or Beneficiary, or any other person entitled to payment under the Plan, may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process. If any such person is adjudicated bankrupt or purports to anticipate, assign or alienate any such distribution or payment, the Benefits Committee, in its discretion, may hold or apply or cause to be held or applied such distribution or payment, or any part thereof, for the benefit of such person in such manner as the Benefits Committee shall direct.

23.3 Benefits under this Plan shall be subject to, the applicable requirements of any “qualified domestic relations order” as defined under Section 206(d) of ERISA. If specified in the qualified domestic relations order, payment may be made to the “alternate payee” under the order prior to the date the Participant may be entitle to receive a benefit under the Plan. Payments pursuant to a qualified domestic relations orders shall be made in the form of a single lump sum. The Benefits Committee shall establish procedures, consistent with ERISA Section 206(d), to determine the qualified status of any domestic relations order, to administer distributions under any qualified domestic relations order, and to provide to the Participant and the alternate payee(s) all notices required under ERISA Section 206(d) with respect to any domestic relations order.

23.4 If the Benefits Committee receives a notice of adverse claim (other than a domestic relations order) against a Participant’s Accounts by a potential alternate payee, then the Benefits Committee shall “freeze” the Participant’s Accounts for a reasonable period of time from the date the Participant requests a loan, withdrawal or distribution, to permit the potential alternate payee or the Participant (or both) to obtain a domestic relations order. As soon as practicable after the date the Benefits Committee receives a domestic relations order, the Benefits Committee shall freeze the Participant’s Accounts for a period of up to 18 months from the date the Participant requests a loan, withdrawal or distribution, to permit the alternate payee or the participant (or both) to obtain a qualified domestic relations order. To the extent that an Account is frozen, no loans, withdrawals or distributions are permitted from such Accounts.

23.5 If the Benefits Committee determines that any person entitled to a distribution or payment from the trust fund under the Plan is an infant or incompetent or is unable to care for his affairs by reason of physical or mental disability, it may cause all distributions or payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of payments so made. Payments made pursuant to this provision shall completely discharge an Employing Company, the Trustee, and the Benefits Committee with respect thereto.

23.6 The trust fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan.

23.7 The Company and each Employing Company intends that the Plan (including the trust forming a part thereof) shall be a plan of an employer for the exclusive benefit of its employees or their beneficiaries as provided for in Section 1165(a) of the PR Code and as may be provided for in any similar provisions of subsequent revenue laws, and that the trust shall be a qualified trust under such provisions and exempt under Section 501(a) of the US Code (pursuant to ERISA Section 1022(i)(1)) and as may be provided for in any similar provisions of subsequent revenue laws. The Company and each Employing Company intend that the Plan shall meet the requirements of Section 1165(e) of the PR Code.

23.8 Return of Contributions. Upon request of the Company, the Trustee shall return:

(a) to the Employing Company which has made contributions, any contributions made under this Plan (adjusted to reflect any earnings and any appreciation or depreciation attributable thereto) if the Puerto Rico Secretary of the Treasury refuses to issue an initial determination letter to the effect that this Plan and the trust meet the requirements of the PR Code. Such contributions will be returned within one year after the date of such denial of qualification and this Plan and the trust will then terminate.

(b) to the Employing Company, any contribution by such Company made under a mistake of fact. The amount which may be returned may not exceed the excess of the amount contributed (reduced to reflect any loss or depreciation attributable thereto) over the amount that would have been contributed had there not occurred a mistake of fact. Appropriate reductions will be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution will be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contributions not been made. No contribution made by the Employing Company under a mistake of fact will be returned after the expiration of one year from the date of contribution.

(c) to the Employing Company, any contribution by such Company conditioned upon its deductibility under Section 1023(n) of the PR Code. All contributions by the Employing Company under the Plan are expressly made conditional upon their deductibility for federal income tax purposes. The amount that may be returned may not exceed the excess of the amount contributed (reduced to reflect any loss or depreciation attributable thereto) over the amount that would have been contributed had there not occurred a mistake in determining the deduction. Appropriate reductions will be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution will be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made. Any contribution conditioned on its deductibility which is returned to the Company will be returned within one year after it is disallowed as a deduction.

23.9 The provisions of the Plan shall be construed, administered and governed under the laws of the Commonwealth of Puerto Rico, except as such laws may have been superseded by ERISA.